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                                                                     EXHIBIT 4.6



                              CARNIVAL CORPORATION

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                   As Trustee

                           --------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                          Dated as of October 24, 2001

                           ---------------------------

                            Supplemental to Indenture

                           Dated as of April 25, 2001

                                 --------------

                         Creating a series of Securities

                                   designated

                      Liquid Yield OptionTM Notes due 2021


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                               TABLE OF CONTENTS


ARTICLE One DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION              2
Section 101 Definitions.                                                         2

ARTICLE Two THE LYONs                                                            6

Section 201 Designation of LYONs; Establishment of Form.                         6
Section 202 Transfer and Exchange.                                               8
Section 203 Amount.                                                              14
Section 204 Original Issue Discount.                                             14
Section 205 Liquidated Damages.                                                  14
Section 206 Denominations.                                                       14
Section 207 Place of Payment.                                                    14
Section 208 Redemption.                                                          15
Section 209 Conversion.                                                          15
Section 210 Stated Maturity.                                                     15
Section 211 Repurchase.                                                          15
Section 212 Discharge of Liability on LYONs.                                     15
Section 213 Other Terms of LYONs.                                                16
Section 214 Ownership Limitation on LYONs                                        16
Section 215 Payments of Additional Amounts.                                      22

ARTICLE Three AMENDMENTS TO THE INDENTURE                                        22
Section 301 Provisions Applicable Only to LYONs.                                 22
Section 302 Registration, Registration of Transfer and Exchange.                 23
Section 303 Reserved.                                                            23
Section 304 Payment of Original Issue Discount.                                  23
Section 305 Discharge of Liability on Securities.                                23
Section 306 Repayment to the Company.                                            24
Section 307 Events of Default.                                                   24
Section 308 Acceleration of Maturity; Rescission and Annulment.                  26
Section 309 Unconditional Right of Holders to Receive Principal, Premium and
            Interest.                                                            27
Section 310 Reports by Company.                                                  27
Section 311 Consolidation, Merger and Sale.                                      28
Section 312 Supplemental Indentures Without Consent of Holders.                  29
Section 313 Supplemental Indenture with Consent of Holder.                       29
Section 314 Maintenance of Office or Agency.                                     30
Section 315 Redemption.                                                          30
Section 316 Conversion Arrangement on Call for Redemption.                       30
Section 317 Optional Redemption or Assumption of Securities under Certain
            Circumstances.                                                       31

ARTICLE Four CONVERSION                                                          31
Section 401 Conversion Rights.                                                   31
Section 402 Conversion Rights Based on Common Stock Price.                       32
Section 403 Conversion Rights Upon Notice of Redemption.                         32
Section 404 Conversion Rights Upon Occurrence of Certain Corporate
            Transactions.                                                        33



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Section 405 Conversion Procedures.                                               33
Section 406 Fractional Shares.                                                   35
Section 407 Taxes on Conversion.                                                 35
Section 408 Company to Provide Common Stock.                                     35
Section 409 Adjustment of Conversion Rate.                                       35
Section 410 No Adjustment.                                                       40
Section 411 Adjustment for Tax Purposes.                                         41
Section 412 Notice of Adjustment.                                                41
Section 413 Notice of Certain Transactions.                                      41
Section 414 Effect of Reclassification, Consolidation, Merger or Sale on
            Conversion Privilege.                                                42
Section 415 Trustee's Disclaimer.                                                42
Section 416 Voluntary Increase.                                                  43

ARTICLE Five REDEMPTION OF LYONS AT THE OPTION OF THE COMPANY                    43
Section 501 General.                                                             43

ARTICLE Six REPURCHASE OF LYONs AT OPTION OF THE HOLDER                          43
Section 601 General.                                                             43
Section 602 The Company's Right to Elect Manner of Payment of Repurchase Price.  45
Section 603 Purchase with Cash.                                                  46
Section 604 Payment by Issuance of Common Stock.                                 46
Section 605 Notice of Election.                                                  48
Section 606 Common Stock Delivered Upon Purchase.                                49
Section 607 Procedure upon Repurchase.                                           49
Section 608 Taxes.                                                               50
Section 609 Effect of Repurchase Notice.                                         50
Section 610 Deposit of Repurchase Price.                                         51
Section 611 Securities Repurchased in Part.                                      51
Section 612 Compliance with Securities Laws Upon Purchase of Securities.         52
Section 613 Repayment to the Company.                                            52
Section 614 Conversion Arrangement on Repurchase.                                52

ARTICLE Seven PURCHASE OF LYONs AT OPTION OF THE HOLDER UPON CHANGE IN CONTROL   52
Section 701 Right to Require Repurchase.                                         52
Section 702 Effect of Change in Control Purchase Notice.                         55
Section 703 Deposit of Change in Control Purchase Price.                         56
Section 704 Securities Purchased In Part.                                        57
Section 705 Compliance With Securities Laws Upon Purchase of Securities.         57
Section 706 Repayment to the Company.                                            57

ARTICLE Eight MISCELLANEOUS PROVISIONS                                           57
Section 801 Integral Part.                                                       57
Section 802 General Definitions.                                                 58
Section 803 Adoption, Ratification and Confirmation.                             58
Section 804 Counterparts.                                                        58
Section 805 Governing Law.                                                       58

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Section 806 Conflict of Any Provision of Indenture with Trust Indenture Act
            of 1939.                                                             58
Section 807 Effect of Headings.                                                  58
Section 808 Severability of Provisions.                                          58
Section 809 Successors and Assigns.                                              59
Section 810 Benefit of Supplemental Indenture.                                   59
Section 811 Acceptance by Trustee.                                               59
Section 812 Amendment to Indenture.                                              59


ANNEX A           A-1
Exhibit B-1       B-1-1
Exhibit B-2       B-2-1



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                              CARNIVAL CORPORATION

                          SECOND SUPPLEMENTAL INDENTURE

                  THIS SECOND SUPPLEMENTAL INDENTURE, dated as of October 24, 2001, between Carnival Corporation, a corporation organized and existing under the laws of the Republic of Panama (the "Company"), and U.S. Bank Trust National Association, a national banking association organized and existing under the laws of the United States of America (the "Trustee").

                  WITNESSETH

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 25, 2001 (the "Indenture"), providing for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness (hereinafter called "Securities") in one or more fully registered series;

                  WHEREAS, Section 9.1(7) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

                  WHEREAS, Section 3.1 of the Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;

                  WHEREAS, on April 25, 2001, the Company issued its 2% Convertible Senior Debentures due 2021 under a First Supplemental Indenture dated as of April 25, 2001;

                  WHEREAS, the Company desires to issue Liquid Yield OptionTM Notes due 2021 (the "LYONs"), a new series of Security, the issuance of which was authorized by resolution of the Board of Directors of the Company, dated October (, 2001;

                  WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Second Supplemental Indenture (the "Second Supplemental Indenture") to supplement and amend in certain respects the Indenture insofar as it will apply only to the LYONs (and not to any other series); and

                  WHEREAS, all things necessary have been done to make the LYONs, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

                  NOW THEREFORE:


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                  In consideration of the premises provided for herein, the
Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the LYONs as follows:

                  __DEFINITIONS AND OTHER_PROVISIONS OF GENERAL APPLICATION

                  Definitions.

                  For all purposes of the Indenture and this Second Supplemental Indenture relating to the series of Securities created hereby, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article. Each capitalized term that is used in this Second Supplemental Indenture but not defined herein shall have the meaning specified in the Indenture.

                  "Accreted Conversion Price" has the meaning specified in
Section 402.

                  "Accreted Principal Amount" with respect to any given date, means the Issue Price of the LYONs plus accrued Original Issue Discount thereon through such date.

                  "Agent Members" has the meaning specified in Section 201.

                  "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

                  "Beneficial Owner" has the meaning specified in Section
701(a).

                  "Capital Stock" or "capital stock" of any Person means any and all shares, interests, partnership interests, participations, rights or other equivalents (however designated) of equity interests (however designated) issued by that Person.

                  "Certificated Security" means a Security that is in substantially the form attached hereto as Annex A.

                  "Change in Control" has the meaning specified in Section 701.

                  "Change in Control Purchase Date" has the meaning specified in
Section 701.

                  "Change in Control Purchase Notice" has the meaning specified in Section 701.

                  "Change in Control Purchase Price" has the meaning specified in Section 701.


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                  "Code" means the U.S. Internal Revenue Code of 1986, as
amended.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company as it exists on the date of this Second Supplemental Indenture or any other shares of Capital Stock of the Company into which such common stock is reclassified or changed.

                  "Company Notice Date" has the meaning specified in Section
603.

                  "Consolidated Net Worth" means, at any time, the Net Worth of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

                  "Conversion Agent" shall be the agent specified in Section
201.

                  "Conversion Date" has the meaning specified in Section 405.

                  "Conversion Rate" has the meaning specified in Section 401.

                  "Depositary" has the meaning specified in Section 201(a).

                  "Determination Date" has the meaning specified in Section 409(d)(1).

                  "DTC" has the meaning specified in Section 201(a).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

                  "Expiration Date" has the meaning specified in Section 409(d)(2).

                  "Expiration Time" has the meaning specified in Section 409(d)(2).

                  "Excess LYONs" has the meaning specified in Section 214.

                  "GAAP" means generally accepted accounting principles as in effect on the date of this Second Supplemental Indenture in the United States.

                  "Global Security" means a permanent Global Security that is in substantially the form attached hereto as Annex A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or the Securities Custodian and registered in the name of the Depositary or its nominee.

                  "Indenture" has the meaning specified in the recitals.

                  "Institutional Accredited Investors" has the meaning specified in Section 201(b).


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                  "Issue Date" of any LYON means the date on which the LYON was originally issued or deemed issued as set forth on the face of the LYON.

                  "Issue Price" means $476.66 per $1,000 principal amount at Stated Maturity of LYONs.

                  "Liquidated Damages" shall have the meaning set forth in the Registration Rights Agreement.

                  "LYONs" has the meaning specified in the recitals.

                  "Market Price" has the meaning specified in Section 604.

                  "Net Worth" means, at any time with respect to the Company or a Subsidiary thereof, the net worth of the Company or such Subsidiary, as the case may be, determined in accordance with GAAP.

                  "NYSE" has the meaning specified in Section 409(e).

                  "Original Issue Discount" with respect to any Outstanding LYON, means the difference between the Issue Price and the Principal Amount at Maturity of such LYON.

                  "Outstanding", when used with respect to Securities or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

                  Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  Securities for whose payment, repurchase or redemption money or Common Stock in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  Securities which have been cancelled pursuant to Section 3.9 of the Indenture or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

                  Securities converted into Common Stock pursuant to the terms of the Indenture or such Securities;


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                  provided, however, that in determining whether the Holders of the requisite Principal Amount at Maturity of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

                  "Permitted Holders" has the meaning specified in Section
701(a).

                  "Principal Amount at Maturity" of any LYON means the principal amount at maturity as set forth on the face of the LYON.

                  "Purchased Shares" has the meaning specified in Section 409(d)(2).

                  "purchases" has the meaning specified in Section 409(d)(3).

                  "QIB" has the meaning specified in Section 201(a).

                  "Redemption Price" has the meaning specified in Section 501.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of October 24, 2001, between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                  "Repurchase Date" has the meaning specified in Section 601.

                  "Repurchase Notice" has the meaning specified in Section 601.

                  "Repurchase Price" has the meaning specified in Section 601.

                  "Restricted Certificated Security" means a Certificated Security which is a Transfer Restricted Security.

                  "Restricted Global Security" means a Global Security that is a Transfer Restricted Security.

                  "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

                  "Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.


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                  "Sale Price" has the meaning specified in Section 604.

                  "Securities" has the meaning specified in the preamble of this Second Supplemental Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

                  "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

                  "Significant Subsidiary" means any Subsidiary, the Net Worth of which represents more than 10% of the Consolidated Net Worth of the Company and its Subsidiaries.

                  "Second Supplemental Indenture" has the meanings specified in the recitals.

                  "tender offer" has the meaning specified in Section 409(d)(3).

                  "tendered shares" has the meaning specified in Section 409(d)(3).

                  "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the other principal market on which the Common Stock is then traded.

                  "Transfer Certificate" has the meaning specified in Section 202(b)(1).

                  "Transfer Restricted Securities" has the meaning specified in
Section 202(f)(1).

                  "Trigger Event" has the meaning specified in Section 409(c).

                  "Triggering Distribution" has the meaning specified in Section 409(d)(1).

                  "Unrestricted Certificated Security" means a Certificated Security which is not a Transfer Restricted Security.

                  "Unrestricted Global Security" means a Global Security which is not a Transfer Restricted Security.

                  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any Person (or other Persons performing similar functions), irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

                  __THE LYONs

                  Designation of LYONs; Establishment of Form.

                  There shall be a series of Securities designated _ Liquid Yield Option"! Notes due 2021_ of the Company, and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this Second Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such LYONs, as evidenced by their execution of the LYONs.

                  Restricted Global Securities. All of the LYONs are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually a "QIB") in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the LYONs represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary'), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate Principal Amount at Maturity of a Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

                  Institutional Accredited Investor Securities. Except as provided in this Section 201 or Section 202, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities. Securities offered and sold within the United States to institutional accredited investors as defined in Rule 501(a)(1), (2), (3) and
(7) under the Securities Act ("Institutional Accredited Investors") shall be issued, initially in the form of Certificated Securities, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

                  Global Securities in General. Each Global Security shall represent such of the Outstanding LYONs as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount at Maturity of Outstanding LYONs from time to time endorsed thereon and that the aggregate Principal Amount at Maturity of Outstanding LYONs represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such

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LYONs. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the Principal Amount at Maturity of Outstanding LYONs represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian.

                  Neither any members of, or participants in, the Depositary ("Agent Members") nor any other Persons on whose behalf Agent Members may act shall have rights under this Indenture with respect to any Global Security held in the name of the Depositary or any nominee thereof, or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices governing the exercise of the rights of a Holder of any LYON.

                  Certificated Securities. Certificated Securities shall be issued only under the limited circumstances provided in Sections 201(b), 202(a)(1) and 202(b) hereof.

                  Paying Agent and Conversion Agent. The Company shall maintain an office or agency where LYONs may be presented for purchase or payment ("Paying Agent") and an office or agency where LYONs may be presented for conversion ("Conversion Agent"). The Company may have one or more additional paying agents and one or more additional conversion agents.

                  The Company shall enter into an appropriate agency agreement with any Paying Agent or Conversion Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.7 of the Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent or Conversion Agent.

                  The Company initially appoints the Trustee as Conversion Agent and Paying Agent in connection with the LYONs.

                  Transfer and Exchange.

                  Transfer and Exchange of Global Securities.

                  Except as provided in Section 202(b), Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the

Exchange Act if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, or (y) at any time, the Company so determines, in its sole discretion. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate Principal Amount at Maturity equal to the Principal Amount at Maturity of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. Nothing herein shall require the Trustee to communicate directly with beneficial owners, and the Trustee shall in connection with any transfers hereunder be entitled to rely on instructions received through the registered Holder.

                  In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with the foregoing paragraph and, thereafter, the events or conditions specified in this
Section 202(a)(1) which required such exchange shall have ceased to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given.

                  Notwithstanding any other provisions of this Second Supplemental Indenture other than the provisions set forth in Section 202(a)(1) hereof, a Global Security may not be transferred, except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Nothing in this Section 202(a)(2) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 202.

                  Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request in the form satisfactory to the Trustee from the Depositary or its nominee on behalf of a person having a beneficial interest in a Global Security to register the transfer of all or a portion of such beneficial interest in accordance with Applicable Procedures for a Certificated Security, together with:

                  in the case of a request to register the transfer of a beneficial interest in a Restricted Global Security, a certificate (a "Transfer Certificate"), in substantially the form set forth in Exhibit B_1, and a certification in substantially the form set forth in Exhibit B_2, that such beneficial interest in the Restricted Global Security is being transferred to an Institutional Accredited Investor;

                  written instructions to the Trustee to make, or direct the Security Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate Principal Amount at Maturity of the LYONs represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                  if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to them as to the compliance with the restrictions set forth in the legend described in
Section 202(f)(1),

                  then the Trustee shall cause, or direct the Security Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Security Registrar, the aggregate Principal Amount at Maturity of LYONs represented by the Global Security to be decreased by the aggregate Principal Amount at Maturity of the Certificated Security to be issued, shall authenticate and deliver such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount at Maturity of the Certificated Security so issued.

                  Transfer and Exchange of Certificated Securities. When Certificated Securities are presented by a Holder to a Security Registrar with a request:

                  to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

                  to exchange such Certificated Securities for an equal Principal Amount at Maturity of Certificated Securities of other authorized denominations,

                  such Security Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

                  shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the fifth paragraph of Section 3.5 of the Indenture; and

                  in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

                  if such Restricted Certificated Security is being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                  if such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                  if such Restricted Certificated Security is being transferred to an Institutional Accredited Investor, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), a certification from the Institutional Accredited Investor to whom such Restricted Certificated Security is being transferred in substantially the form set forth in Exhibit B_2, and, if the Company or such Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to them as to the compliance with the restrictions set forth in the legend described in Section 202(f)(1); or

                  if such Restricted Certificated Security is being transferred
(i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Security Registrar to the effect that such transfer is in compliance with the Securities Act.

                  Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

                  if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

                  if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act

(other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, the Trustee, as a Security Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate Principal Amount at Maturity of the Restricted Global Security by the appropriate Principal Amount at Maturity and shall increase or cause to be increased the aggregate Principal Amount at Maturity of the Unrestricted Global Security by a like Principal Amount at Maturity. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

                  Transfers of Certificated Securities for Beneficial Interest in Global Securities. If Certificated Securities are presented by a Holder to a Security Registrar with a request:

                  to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

                  to exchange such Certificated Securities for an equal Principal Amount at Maturity of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Security Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Securities Custodian to cause, the aggregate Principal Amount at Maturity of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

                  shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the fifth paragraph of Section 3.5 of the Indenture;

                  in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                  if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                  if such Restricted Certificated Security is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act;

                  in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A; and

                  in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents.

                  Legends.

                  Except as permitted by the following paragraphs (2) and (3), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof and any Common Stock issuable upon conversion thereof) shall bear a legend in substantially the form called for by footnote 2 to Annex A hereto (each, a "Transfer Restricted Security") for so long as such Security or Common Stock issuable upon conversion thereof is required by this Indenture to bear such legend. Each Transfer Restricted Security shall have attached thereto a Transfer Certificate in substantially the form set forth in Exhibit B_1 hereto.

                  Upon any sale or transfer of a Transfer Restricted Security
(x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause
(z), such Security shall cease to be a "restricted security" within the meaning of Rule 144:

                  in the case of any Restricted Certificated Security, any Security Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 202(e) hereof) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 202; and

                  in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, however, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 202(a)(2) hereof, and provided further, however, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 202.

                  Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, and the Trustee shall authenticate and deliver, Securities that do not bear such legend and which do not have a Transfer Certificate attached thereto.

                  Transfers to the Company. Nothing in this Second Supplemental Indenture or in tr transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be canceled in accordance Section 3.9 of the Indenture.

                  Additional OID Legend. Any Restricted Certificated Security shall bear the legend required by Treas. Reg. Section 1.1275-3(b).

                  Amount.

                  The Trustee shall authenticate and deliver LYONs for original issue in an aggregate Principal Amount at Maturity of up to $1,051,175,000 upon a Company Order for the authentication and delivery of LYONs, without any further action by the Company. The aggregate Principal Amount at Maturity of LYONs that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, except for LYONs authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other LYONs pursuant to Section 202 of this Second Supplemental Indenture or Sections 2.5, 3.4, 3.5, 3.6 or 11.7 of the Indenture.

                  The Company may not issue new LYONs to replace LYONs that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Four hereof.

                  Original Issue Discount.

                  The LYONs shall be issued at a discount from their Principal Amount at Maturity and will not bear interest. Outstanding LYONs shall accrue Original Issue Discount, calculated on a semi-annual bond equivalent basis at 3.75% per annum from October 24, 2001, using a 360-day year comprised of twelve 30-day months. Original Issue Discount shall cease to accrue at the Stated Maturity, or such earlier date as determined pursuant to Section 208, 209 or 211 of this Second Supplemental Indenture. Upon any such earlier date specified in the previous sentence, the Holders of any LYONs shall be entitled to payment of Original Issue Discount and other amounts hereunder, as provided in Section 309 of this Second Supplemental Indenture.

                  Liquidated Damages.

                  Liquidated Damages with respect to the LYONs shall be payable in accordance with the provisions and in the amounts set forth in the Registration Rights Agreement.

                  Denominations.

                  Each LYON shall be in fully registered form without coupons in the denominations of $1,000 of Principal Amount at Maturity or any integral multiple thereof.

                  Place of Payment.

                  The Place of Payment for the LYONs and the place or places where the LYONs may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the LYONs is at the office of the Trustee in New York, New York and at the agency of the Trustee maintained for that purpose at the office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture).

                  Redemption.

                  There shall be no sinking fund for the retirement of the LYONs.

                  The Company, at its option, may redeem the LYONs on or after October 24, 2008 in accordance with the provisions and at the Redemption Price set forth under the captions "Optional Redemption" and "Notice of Redemption" in the LYONs and in accordance with the provisions of the Indenture and this Second Supplemental Indenture, including, without limitation, Article Five hereof.

                  Conversion.

                  The LYONs shall be convertible in accordance with the provisions and at the Conversion Rate set forth under the caption "Conversion" in the LYONs and in accordance with the provisions of the Indenture and this Second Supplemental Indenture, including, without limitation, Article Four hereof.

                  Stated Maturity.

                  The date on which the principal of the LYONs is due and payable, unless earlier converted, accelerated, redeemed or repurchased pursuant to the Indenture or this Second Supplemental Indenture, shall be October 24, 2021.

                  Repurchase.

                  The LYONs shall be repurchased by the Company, at the option of the Holder in accordance with the provisions and at the Repurchase Price set forth under the caption "Repurchase by the Company at the Option of the Holder" in the LYONs and in accordance with the provisions of the Indenture and this Second Supplemental Indenture, including, without limitation, Article Six hereof.

                  The LYONs shall be purchased by the Company in accordance with the provisions and at the Change in Control Purchase Price set forth under the caption "Purchase of Securities at Option of Holder Upon a Change in Control" in the LYONs and in accordance with the provisions of this Second Supplemental Indenture, including, without limitation, Article Seven hereof.

                  Discharge of Liability on LYONs.

                  The LYONs may be discharged by the Company in accordance with the provisions of Article IV of the Indenture, as amended by Section 305 hereof.

                  Other Terms of LYONs.

                  Without limiting the foregoing provisions of this Article, the terms of the LYONs shall be as set forth in the form of the LYONs set forth in Annex A hereto and as provided in the Indenture.

                  Ownership Limitation on LYONs

                  For purposes of this Section 214, the following terms shall have the following meanings:

                  "Beneficial Ownership" shall mean ownership of Shares (including Shares deemed to be held as a result of ownership of the LYONs) by a Person who would be treated as an owner of such Shares directly, indirectly or constructively through the application of Section 267(b) of the Code, as modified in any way by Section 883 of the Code and the regulations promulgated thereunder. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

                  "Charitable Beneficiary" shall mean the organization or organizations described in Section 170(c)(2) and 501(c)(3) of the Code selected by the Excess LYONs Trustee.

                  "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

                  "Excess LYONs" shall mean LYONs resulting from an event described in Section 214(c) hereof.

                  "Excess LYONs Trust" shall mean the trust created pursuant to this Section 214.

                  "Excess LYONs Trustee" shall mean a Person, who shall be unaffiliated with the Company, any Purported Beneficial Transferee and any Purported Record Transferee, appointed by the Company as the trustee of the Excess LYONs Trust.

                  "Existing Holders" shall mean (i) any member of the group of Persons that jointly filed Amendment No. 2 to the Third Amended and Restated
Schedule 13D with the United States Securities and Exchange Commission on January 19, 2001 with respect to the beneficial ownership of shares of Common Stock; and (ii) any Permitted Transferee.

                  "Market Price" of the LYONs on any date shall mean the average of the Closing Price for the five (5) consecutive trading days ending on such date, or if such date is not a trading date, the five consecutive trading days preceding such date. The "Closing Price" on any date shall mean (i) the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system if the LYONs are listed or admitted to trading on the New York Stock Exchange, or (ii) if the LYONs are not listed or admitted to trading on the New York Stock Exchange, the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the LYONs are listed or admitted to trading, or (iii) if the LYONs are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use, or (iv) if the LYONs are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the LYONs selected by the Company. Such Market Price shall be expressed as a percentage price per $1,000 of Principal Amount at Maturity of the LYONs.

                  "Ownership Limit" shall mean, in the case of a Person other than an Existing Holder, Beneficial Ownership of more than four and nine-tenths percent (4.9%), by value, vote or number, of the Shares. The Ownership Limit shall not apply to any Existing Holder.

                  "Permitted Transfer" shall mean a Transfer by an Existing Holder to any Person which does not result in the Company losing its exemption from taxation on gross income derived from the international operation of a ship or ships within the meaning of Section 883 of the Code. Any such transferee is herein referred to as a "Permitted Transferee."

                  "Person" shall mean a person as defined by Section 7701(a) of the Code.

                  "Purported Beneficial Holder" shall mean, with respect to any event (other than a purported Transfer, but including holding Shares or LYONs in excess of the Ownership Limitation) which results in Excess LYONs, the Person for whom the Purported Record Holder held LYONs that, pursuant to Section 214(c) hereof, became Excess LYONs upon the occurrence of such event.

                  "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess LYONs, the purported beneficial transferee for whom the Purported Record Transferee would have acquired LYONs if such Transfer had been valid under Section 214(b) hereof.

                  "Purported Record Holder" shall mean, with respect to any event (other than a purported Transfer, but including holding Shares or LYONs in excess of the Ownership Limitation) which results in Excess LYONs, the record holder of the LYONs that, pursuant to Section 214(c) hereof, became Excess LYONs upon the occurrence of such event.

                  "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess LYONs, the record holder of the LYONs if such Transfer had been valid under Section 214(b) hereof.

                  "Restriction Termination Date" shall mean such date as may be determined by the Company in its sole discretion (and for any reason) as the date on which the ownership and transfer restrictions set forth in this Section 214 should cease to apply.

                  "Shares" shall means shares of the Company as may be authorized and issued from time to time pursuant to its Articles of Incorporation. For purposes of determining a Person's Beneficial Ownership of any Shares, the conversion of the LYONs and any other convertible securities held by such Person shall be deemed effected and any option, warrant or similar instrument held by such Person shall be deemed exercised.

                  "Transfer" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of the Shares or the LYONs (including (i) the granting of any option or interest similar to an option (including an option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of the LYONs or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for the LYONs or Shares, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. For purposes of this definition, whether securities or rights are convertible or exchangeable for the LYONs or Shares shall be determined in accordance with Sections 267(b) and 883 of the Code.

                  Except as provided in Section 214(i) hereof, until the Restriction Termination Date: (1) no Person (other than an Existing Holder) shall Beneficially Own Shares and/or LYONs representing Shares in excess of the Ownership Limit; (2) any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Shares and/or LYONs representing Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of that amount of the LYONs representing Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such LYONs in excess of the Ownership Limit; and (3) any Transfer of the LYONs that, if effective, would result in the Company being "closely held" within the meaning of Section 883 of the Code and the regulations promulgated thereunder shall be void ab initio as to the Transfer of that amount of such LYONs which would cause the Company to be "closely held" within the meaning of Section 883 of the Code and the regulations promulgated thereunder and the intended transferee shall acquire no rights in such LYONs.

                  (1) If, notwithstanding the other provisions contained in this Second Supplemental Indenture, at any time until the Restriction Termination Date, there is a purported Transfer or other event such that any Person (other than an Existing Holder) would Beneficially Own Shares and/or LYONs representing Shares in excess of the Ownership Limit, then, except as otherwise provided in
Section 214(i) hereof, such LYONs representing Shares which would be in excess of the Ownership Limit, shall automatically be designated as Excess LYONs, as further described below. The designation of such LYONs as Excess LYONs shall be effective as of the close of business on the business day prior to the date of the Transfer or other event. If, after designation of such LYONs owned directly by a Person as Excess LYONs, such Person still owns LYONs representing Shares in excess of the applicable Ownership Limit, LYONs representing Shares Beneficially Owned by such Person constructively in excess of the Ownership Limit shall be designated as Excess LYONs until such Person does not Beneficially Own Shares and/or LYONs representing Shares in excess of the applicable Ownership Limit. Where such Person owns LYONs constructively through one or more Persons and the LYONs as held by such other Persons must be designated as Excess LYONs, the designation of LYONs held by such other Persons as Excess LYONs shall be pro rata.

                  (2) If, notwithstanding the other provisions contained in this Second Supplemental Indenture, at any time until the Restriction Termination Date, there is a purported Transfer or other event which, if effective, would cause the Company to become "closely held" within the meaning of Section 883 of the Code and regulations promulgated thereunder, then, except as otherwise provided in
Section 214(i) hereof, the LYONs being Transferred or which are otherwise affected by such event and which, in either case, would cause, when taken together with all LYONs and Shares, the Company to be "closely held" within the meaning of Section 883 of the Code and the regulations promulgated thereunder shall automatically be designated as Excess LYONs. The designation of such LYONs as Excess LYONs shall be effective as of the close of business on the business day prior to the date of the Transfer or other event. If, after designation of such LYONs owned directly by a Person as Excess LYONs, such Person still owns LYONs representing Shares in excess of the applicable Ownership Limit, LYONs representing Shares Beneficially Owned by such Person constructively in excess of the Ownership Limit shall be designated as Excess LYONs until such Person does not own Shares and/or LYONs or in excess of the applicable Ownership Limit. Where such Person owns LYONs constructively through one or more Persons and the LYONs held by such other Persons must be designated as Excess LYONs, the designation of LYONs held by such other Persons as Excess LYONs shall be pro rata.

                  If the Company shall at any time determine in good faith that a purported Transfer or other event has taken place in violation of Section 214(b) hereof or that a Person intends to acquire or has attempted to acquire LYONs representing Beneficial Ownership of Shares in violation of Section 214(b) hereof, the Company may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Company and the Trustee, instituting proceedings to enjoin such Transfer or other event or transaction, provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership) in violation of Section 214(b) hereof shall be void ab initio and automatically result in the designation and treatment described in Section 214(c) hereof, irrespective of any action (or non-action) by the Company.

                  Any Person who acquires or attempts to acquire LYONs in violation of Section 214(b) hereof, or any Person who is a purported transferee such that Excess LYONs result under Section 214(c) hereof, shall immediately give written notice to the Company of such Transfer, attempted Transfer or other event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Company's status as qualifying for exemption from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code.

                  Prior to the Restriction Termination Date: (1) every Person who holds LYONs and/or Shares representing Beneficial Ownership of three percent (3%) or more, by vote, value or number, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Shares (including any LYONs deemed to be converted into Shares) shall promptly after becoming such a three percent (3%) Beneficial Owner, give written notice to the Company stating the name and address of such Beneficial Owner, the general ownership structure of such Beneficial Owner, the number of shares of each class of Shares and/or the amount of LYONs Beneficially Owned, and a description of how such Shares or LYONs are held and (2) each Person who is a Beneficial Owner of Shares (including LYONs deemed to be converted into Shares) or LYONs and each Person (including the holder of record) who is holding Shares or LYONs for a Beneficial Owner shall provide on demand to the Company such information as the Company may request from time to time in order to determine the Company's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code and to ensure compliance with the Ownership Limit.

                  Nothing contained in this Second Supplemental Indenture shall limit the ability of the Company to take such other action as it deems necessary or advisable to protect the interests of the Company by preservation of the Company's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code and to ensure compliance with the Ownership Limit.

                  Reserved.

                  The Company upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel, satisfactory to it in its sole and absolute discretion, in each case to the effect that the Company's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code will not be jeopardized, may exempt a Person (or may generally exempt any class of Persons) from the Ownership Limit if the Company, in its sole discretion, ascertains that such Person's (or Persons') Beneficial Ownership of Shares and/or LYONs will not jeopardize the Company's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code. The Company may require representations and undertakings from such Person or Persons as are necessary to make such determination.

                  Prior to the Restriction Termination Date, each certificate for the LYONs shall bear the following legend:

                  THIS SECURITY IS SUBJECT TO LIMITATIONS ON OWNERSHIP CONTAINED IN THE INDENTURE, IN ORDER TO PERMIT THE COMPANY TO RETAIN ITS STATUS AS A PUBLICLY TRADED CORPORATION UNDER PROPOSED TREASURY REGULATIONS UNDER SECTION 883 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                  Upon any purported Transfer or other event that results in Excess LYONs pursuant to Section 214(b) or (c) hereof, such Excess LYONs shall be deemed to have been transferred to the Excess LYONs Trustee, as trustee of the Excess LYONs Trust, for the benefit of the Charitable Beneficiary effective as of the close of business on the business day prior to the date of the Transfer or other event. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess LYONs. The Purported Beneficial Transferee or Purported Beneficial Holder shall have no rights in such Excess LYONs except as provided in subsection (m). The Excess LYONs Trustee may resign at any time so long as the Company shall have appointed a successor trustee. The Excess LYONs Trustee shall, from time to time, designate one or more charitable organization or organizations as the Charitable Beneficiary.

                  Excess LYONs shall be entitled to the same interest or distributions as determined as if the designation of Excess LYONs had not occurred. Any interest or distributions paid prior to the discovery by the Company that the LYONs have been designated as Excess LYONs shall be repaid to the Excess LYONs Trust upon demand. Otherwise, any interest or distributions on the Excess LYONs shall be paid to the Excess LYONs Trust. All interest or distributions received or other income earned by the Excess LYONs Trust shall be paid over to the Charitable Beneficiary.

                  Excess LYONs shall be transferable only as provided in this subsection (m). At the direction of the Company, the Excess LYONs Trustee shall transfer the Excess LYONs held in the Excess LYONs Trust to a Person or Persons (including, without limitation, the Company under subsection (n) below) whose ownership of such LYONs shall not violate the Ownership Limit or otherwise cause the Company to become "closely held" within the meaning of Section 883 of the Code within 180 days after the later of (i) the date of the Transfer or other event which resulted in Excess LYONs and (ii) the date the Company determines in good faith that a Transfer or other event resulting in Excess LYONs has occurred, if the Company does not receive a notice of such Transfer or other event pursuant to Section 214(e) hereof. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate, the designation of such LYONs as Excess LYONs shall thereupon cease and a payment shall be made to the Purported Beneficial Transferee, Purported Beneficial Holder and/or the Charitable Beneficiary as described below. If the Excess LYONs resulted from a purported Transfer, the Purported Beneficial Transferee shall receive a payment from the Excess LYONs Trustee that reflects a price for such Excess LYONs equal to the lesser of (A) the price received by the Excess LYONs Trustee and (B)(x) the price such Purported Beneficial Transferee paid for the LYONs in the purported Transfer that resulted in the Excess LYONs, or (y) if the Purported Beneficial Transferee did not give value for such Excess LYONs (through a gift, devise or other similar event) a price equal to the product of (1) the Market Price of such LYONs on the date of the purported Transfer that resulted in the Excess LYONs and (2) the aggregate Principal Amount at Maturity of such Excess LYONs. If the Excess LYONs resulted from an event other than a purported Transfer, the Purported Beneficial Holder shall receive a payment from the Excess LYONs Trustee that reflects a price for Excess LYONs equal to the lesser of (A) the price received by the Excess LYONs Trustee and (B) the product of (1) the Market Price of such LYONs on the date of the event that resulted in Excess LYONs and (2) the aggregate Principal Amount at Maturity of such Excess LYONs. Prior to any transfer of any interest in the Excess LYON Trust, the Company must have waived in writing its purchase rights, if any, under Section 214(n) hereof. Any funds received by the Excess LYONs Trustee in excess of the funds payable to the Purported Beneficial Holder or the Purported Beneficial Transferor shall be paid to the Charitable Beneficiary. The Company shall pay the costs and expenses of the Excess LYONs Trustee.

                  Notwithstanding the foregoing, if the provisions of this subsection (m) are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the Purported Beneficial Transferee or Purported Beneficial Holder of Excess LYONs may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company, in acquiring or holding such Excess LYONs and to hold such Excess LYONs on behalf of the Company.

                  Excess LYONs shall be deemed to have been offered for sale by the Excess LYONs Trustee to the Company, or its designee, at a price equal to
(i) in the case of Excess LYONs resulting from a purported Transfer, the lesser of (A) the price of the LYONs in the transaction that created such Excess LYONs (or, in the case of devise, gift or other similar event, the Market Price of the LYONs on the date of such devise, gift or other similar event), or (B) the product of (1) the lowest Market Price of the LYONs which resulted in the Excess LYONs at any time after the date such LYONs were designated as Excess LYONs and prior to the date the Company, or its designee, accepts such offer and (2) the aggregate Principal Amount at Maturity of such Excess LYONs or (ii) in the case of Excess LYONs resulting from an event other than a purported Transfer, the lesser of (A) the product of (1) the Market Price of the LYONs on the date of such event and (2) the aggregate Principal Amount at Maturity of such Excess LYONs or (B) the product of (1) the lowest Market Price for LYONs at any time from the date of the event resulting in such Excess LYONs and prior to the date the Company, or its designee, accepts such offer and (2) the aggregate Principal Amount at Maturity of such Excess LYONs. The Company shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Transfer or other event which resulted in such Excess LYONs and (ii) the date the Company determines in good faith that a Transfer or other event resulting in Excess LYONs has occurred, if the Company does not receive a notice of such Transfer or other event pursuant to Section 214(e) hereof.

                  The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section
214. No delay or failure on the part of the Company in exercising any right hereunder shall operate as a waiver of any right of the Company, except to the extent specifically waived in writing.

                  The Trustee of the LYONs shall have no responsibility to monitor the ownership of the LYONs.

                  The Trustee shall have no responsibility to monitor the ownership of the LYONs.

                  Payments of Additional Amounts.

                  Sections 10.5 and 11.8 of the Indenture shall apply to the LYONs.

                  __AMENDMENTS TO THE INDENTURE

                  Provisions Applicable Only to LYONs.

                  The Provisions contained herein shall apply to the LYONs only and not to any other series of Security issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the LYONs and not for the benefit of any other series of Security issued under the Indenture. These amendments shall be effective for so long as there remain any LYONs Outstanding.

                  Registration, Registration of Transfer and Exchange.

                  The Indenture is hereby amended, subject to Section 301 hereof and with respect to the LYONs only, by replacing the seventh paragraph of
Section 3.5 with the following paragraph:

                  The Company shall not be required (i) to issue, register the transfer of or exchange the Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any LYON so selected for redemption in whole or in part, except the unredeemed portion of any LYON being redeemed in part, or (iii) to exchange or register a transfer of any LYON or portions thereof in respect of which a Change in Control Purchase Notice or Repurchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase or repurchase of a LYON in part, the portion not to be purchased).

                  Reserved.

                  Payment of Original Issue Discount.

                  The Indenture is hereby amended, subject to Section 301 hereof and with respect to the LYONs only, by inserting the following paragraph before the final paragraph in Section 3.7 of the Indenture:

                  On conversion of a Holder's LYONs, such Holder shall not receive any cash payment of accrued Original Issue Discount. The Company's delivery to a Holder of the full number of shares of Common Stock into which a LYON is convertible, together with any cash payment for such Holder's fractional shares, or cash or a combination of cash and Common Stock in lieu thereof, shall be deemed to satisfy the Company's obligation to pay all accrued Original Issue Discount.

                  Discharge of Liability on Securities.

                  When (i) the Company delivers to the Trustee or any Paying Agent all Outstanding LYONs (other than LYONs replaced pursuant to Section 3.6 of the Indenture) for cancellation or (ii) all Outstanding LYONs have become due and payable and the Company deposits with the Trustee or any Paying Agent cash or, if expressly permitted by the terms of the LYONs, Common Stock sufficient to pay all amounts due and owing on all Outstanding LYONs (other than LYONs replaced pursuant to Section 3.6), and if in either case the Company pays all other sums payable hereunder by the Company, then this Second Supplemental Indenture shall, subject to Section
6.7 of the Indenture, cease to be of further effect, except for the indemnification of the Trustee, which shall survive. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Second Supplemental Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the reasonable cost and expense of the Company.

                  Repayment to the Company.

                  The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the LYONs that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders of LYONs with respect to such money or securities for that period commencing after the return thereof.

                  Events of Default.

                  The Indenture is hereby amended, subject to Section 301 hereof and with respect to the LYONs only, by replacing Section 5.1 with the following paragraph:

                  "Event of Default", wherever used herein, means with respect to the LYONs any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  default in the payment of any Liquidated Damages pursuant to the Registration Rights Agreement, and continuance of such default for a period of 30 days; or

                  default in the payment of the principal amount at Maturity, the Redemption Price, the Repurchase Price, or the Change in Control Purchase Price, as the case may be, in respect of the LYONs when the same become due and payable; or

                  a default under any bonds, debentures, notes or other evidences of indebtedness for money borrowed by the Company or a Subsidiary or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a Subsidiary, whether such indebtedness now exists or shall hereafter be created, which indebtedness, individually or in the aggregate, is in excess of $50,000,000 principal amount (excluding any such indebtedness of any Subsidiary other than a Significant Subsidiary, all the indebtedness of which Subsidiary is nonrecourse to the Company or any other Subsidiary), which default shall constitute a failure to pay any portion of the principal of or interest on such indebtedness when due and payable after the expiration of any applicable grace or cure period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in Principal Amount at Maturity of the Outstanding LYONs a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                  default by the Company in the performance, or breach, of any covenant or warranty of the Company in the Indenture or this Second Supplemental Indenture for the benefit of the LYONs (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 501 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in Principal Amount at Maturity of the Outstanding LYONs a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  the entry by a court having jurisdiction in the premises of
(A) a decree or order for relief in respect of the Company or a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law (each, a "Bankruptcy Law") or (B) a decree or order adjudging the Company or a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Significant Subsidiary under any applicable Federal, State or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of the affairs of the Company or a Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  the commencement by the Company or a Significant Subsidiary of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either the Company or a Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or a Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company or a Significant Subsidiary, or the filing by either the Company or a Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal, State or foreign law, or the consent by either the Company or a Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or of any substantial part of their respective properties, or the making by either the Company or a Significant Subsidiary of an assignment for the benefit of creditors, or the admission by either the Company or a Significant Subsidiary in writing of an inability to pay the debts of either the Company or a Significant Subsidiary generally as they become due, or the taking of corporate action by the Company or a Significant Subsidiary in furtherance of any such action.

                  Upon the occurrence of a default in payment of the Accreted Principal Amount, (whether upon acceleration pursuant to Section 5.2 of the Indenture, upon the date set for payment of the Redemption Price, the Change in Control Purchase Price, the Repurchase Price or upon the Stated Maturity of the
LYON), from and after such date the LYONs shall bear interest at the rate of 3.75% per annum on the unpaid amount due and payable on such date, compounded on a semi-annual basis (based on a 360-day year of 12 30-day months) to the extent that payment of any interest is legally enforceable, payable upon demand of the Holder or beneficial Holder of any such LYON, in accordance with the terms of the LYONs, to the date that payment of such amount has been made or provided for upon the terms set forth herein.

                  Acceleration of Maturity; Rescission and Annulment.

                  The Indenture is hereby amended, subject to Section 301 hereof and with respect to the LYONs only, by replacing Section 5.2 with the following paragraphs:

                  If an Event of Default under clauses (1), (2), (3) or (4) of the definition of Event of Default in Section 307 above, with respect to LYONs at the time Outstanding, occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in Principal Amount at Maturity of the Outstanding LYONs may declare the Accreted Principal Amount of all of the LYONs to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration, such Accreted Principal Amount shall become immediately due and payable.

                  At any time after such a declaration of acceleration with respect to LYONs has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in Principal Amount at Maturity of the Outstanding LYONs, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  the Company has paid or deposited with the Trustee a sum sufficient to pay:

                  the Accreted Principal Amount to the date of such payment or deposit;

                  to the extent that payment of such interest is enforceable under applicable law, interest on the Accreted Principal Amount to the date of such payment or deposit, at the rate borne by the LYONs during the period of such default in accordance with the last paragraph of Section 307 of this Second Supplemental Indenture; and

                  all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                  and

                  all Events of Default with respect to the LYONs, other than the non-payment of the Accreted Principal Amount of the LYONs which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

                  No such waiver or rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

                  If an Event of Default described in clauses (5) and (6) of the definition of Event of Default in Section 307 above, with respect to LYONs at the time Outstanding, occurs and is continuing, then the Accreted Principal Amount of the Outstanding LYONs shall become due and payable immediately, without any declaration or other act by the Trustee or any Holder.

                  Unconditional Right of Holders to Receive Principal, Premium and Interest.

                  Notwithstanding any other provision in this Second Supplemental Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7 of the Indenture) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or in the case of redemption, to receive the Redemption Price on the Redemption Date, in the case of a repurchase, to receive the Repurchase Price on the Repurchase Date, or in the case of a Change in Control, to receive the Change in Control Purchase Price on the Change in Control Purchase Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

                  Reports by Company.

                  The Company shall: (1) provide to the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall provide to the Trustee and file with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                  file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  transmit by mail to all Securityholders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                  If at any time while any of the Securities are "restricted securities" within the meaning of Rule 144, the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall prepare and shall furnish to any Holder, any beneficial owner of Securities and any prospective purchaser of Securities designated by a Holder or a beneficial owner of Securities, promptly upon request, the information required pursuant to Rule 144A(d)(4) (or any successor thereto) under the Securities Act in connection with the offer, sale or transfer of Securities.

                  Consolidation, Merger and Sale.

                  Section 8.1 of the Indenture is, with respect to the LYONs only, hereby amended and restated in its entirety to read as follows:

                  The Company shall not consolidate with or merge into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

                  the successor or transferee entity is a corporation, limited liability company, trust or partnership organized under the laws of the United States or any State of the United States or the District of Columbia or the Republic of Panama or any other country recognized by the United States and all political subdivisions of such countries;

                  the successor or transferee entity, if other than the Company, expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, any premium on and any interest or accrued Original Issue Discount on, all the Outstanding LYONs and the performance of every covenant in the Indenture (as supplemented by this Second Supplemental Indenture) to be performed or observed by the Company and provides for conversion rights in accordance with applicable provisions of the Indenture and this Second Supplemental Indenture;

                  immediately after giving the effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

                  the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each in the form required by the Indenture and this Second Supplemental Indenture, stating that such consolidation, merger, conveyance or tr with the foregoing provisions relating to such transaction.

                  In case of any such consolidation, merger, conveyance or transfer, the successor entity shall succeed to and be substituted for the Company as obligor under the Indenture (as supplemented hereby), with the same effect as if it had been named in the Indenture (as supplemented hereby) as the Company.

                  Supplemental Indentures Without Consent of Holders.

                  Section 9.1 of the Indenture is hereby amended, subject to
Section 301 hereof and with respect to the LYONs only, by inserting the following paragraph:

                  to add any rights for the benefit of Holders of LYONs; and

                  to provide any additional events of default.

                  Supplemental Indenture with Consent of Holder.

                  Section 9.2 of the Indenture is, with respect to the LYONs only, hereby amended and restated in its entirety to read as follows:

                  With the consent of the Holders of not less than a majority in Principal Amount at Maturity of the Outstanding LYONs, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of LYONs; provided, however, that no such supplemental indenture shall (i) change the Maturity of any payment of principal of, or any premium on, or Original Issue Discount on, any LYON, or reduce the Principal Amount at Maturity thereof or the rate of accrual of Original Issue Discount or any premium thereon, or change the place of payment where, or the coin or currency in which any LYON or any premium or Original Issue Discount thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be),

(ii) adversely affect the conversion rights of the Holders under Article Four of the Second Supplemental Indenture or the right of Holders to require the Company to repurchase the LYONs under Articles Six and Seven of the Second Supplemental Indenture, (iii) reduce the percentage in aggregate Principal Amount at Maturity of the Outstanding LYONs, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with the provisions of the Indenture or the Second Supplemental Indenture or for any waiver of an Event of Default; or (iv) modify this Section 9.2, except to increase any percentages required for approval or to provide that certain other provisions of the Indenture or the Second Supplemental Indenture cannot be modified or waived without the consent of the Holder of each Outstanding LYON affected thereby.

                  A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities or such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

                  Upon the request of the Company accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture. It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  Maintenance of Office or Agency.

                  The first paragraph of Section 10.2 of the Indenture is hereby amended, subject to Section 301 hereof and with respect to the LYONs only, by changing the first sentence thereof to read in its entirety as follows:

                  The Company shall maintain in each Place of Payment for the LYONs an office or agency where the LYONs may be presented or surrendered for payment, where the LYONs may be surrendered for registration of transfer or exchange, where the LYONs may be surrendered for conversion and where notices and demands to or upon the Company in respect of the LYONs and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  Redemption.

                  Section 11.4 of the Indenture is hereby amended, subject to
Section 301 hereof and with respect to the LYONs only, by deleting the word "and" at the end of paragraph (5) thereof, replacing the period at the end of paragraph (6) thereof with ", and" and by inserting the following paragraph:

                  the election of the Company (which, subject to the provisions of Article Four of the Second Supplemental Indenture, shall be irrevocable) to deliver shares of Common Stock or to pay cash or a combination of cash and Common Stock in lieu of delivery of such shares with respect to any LYONs.

                  Section 11.2 of the Indenture shall be modified by deleting the number "45" in the second sentence thereof and replacing it with the number "30".

                  Conversion Arrangement on Call for Redemption.

                  In connection with LYONs, the Company may arrange for the purchase and conversion of any LYONs called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such LYONs by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 A.M. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such LYONs, is not less than the Redemption Price of such LYONs. Notwithstanding anything to the contrary contained in this Article, the obligation of the Company to pay the Redemption Price of such LYONs shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 316 shall relieve the Company of its obligation to pay the Redemption Price of LYONs called for redemption. If such an agreement is entered into, any LYONs called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Four hereof) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day immediately prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose LYONs are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of LYONs. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any LYONs shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any LYONs between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability reasonably incurred without negligence or bad faith on its part arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth herein.

                  Optional Redemption or Assumption of Securities under Certain Circumstances.

                  The LYONs may be redeemed in accordance with Section 11.8 of the Indenture which is hereby amended, subject to Section 301 hereof and with respect to the LYONs only, by adding the following subsection:

                  In the event that the LYONs are called for redemption pursuant to the terms of this Section, the Holders of LYONs shall have all rights, including rights to conversion and to the receipt of Original Issue Discount upon conversion, which such Holders would have had if the LYONs had been called for redemption by the Company pursuant to Article Five hereof.

                  __CONVERSION

                  Conversion Rights.

                  LYONs shall be convertible in accordance with their terms and in accordance with this Article.

                  The initial conversion rate (the "Conversion Rate") is 16.5964 shares of Common Stock per $1,000 Principal Amount at Maturity of LYONs, subject to adjustment upon the occurrence of certain events described in this Article. A Holder of a LYON otherwise entitled to a fractional share shall receive cash in an amount equal to the value of such fractional share based on the Sale Price on the trading day immediately preceding the Conversion Date. Upon a conversion, the Company may deliver cash or a combination of cash and Common Stock in lieu of Common Stock, as described in Section 405.

                  A Holder of LYONs is not entitled to any rights of a holder of Common Stock until such Holder has converted its LYONs to Common Stock, and only to the extent such LYONs are deemed to have been converted into Common Stock pursuant to this Article.

                  Upon determination that Holders are or will be entitled to convert their LYONs pursuant to this Article Four, the Company shall publish such determination at the Company's Web site on the World Wide Web or through such other public medium as the Company may use at that time.

                  Conversion Rights Based on Common Stock Price.

                  Commencing after February 28, 2002, a Holder of a LYON may convert the such LYON into shares of Common Stock in any fiscal quarter (and only during such fiscal quarter), if the closing sale price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is more than 110% of the Accreted Conversion Price (as defined below) that is in effect on such last day of such preceding fiscal quarter.

                  The "Accreted Conversion Price", as of any date of determination, shall equal (x) the sum of the Issue Price per $1,000 Principal Amount at Maturity of a LYON plus accrued Original Issue Discount thereon computed to, but not including, such date divided by (y) the Conversion Rate as of such date.

                  Conversion Rights Upon Notice of Redemption.

                  A Holder of a LYON may surrender for conversion a LYON called for redemption under Article Five hereof at any time prior to the close of business on the Redemption Date, even if it is not otherwise convertible at such time. A LYON for which a Holder has delivered a Repurchase Notice as described in Section 601 or a Change in Control Purchase Notice as described in Section 701 requiring the Company to purchase such LYONs may be surrendered for conversion only if such Repurchase Notice or Change of Control Purchase Notice is withdrawn in accordance with this Second Supplemental Indenture.

                  In case a LYON or portion thereof is called for redemption pursuant to Article Eleven of the Indenture and/or Article Five hereof, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date for such LYON or such earlier date as the Holder presents such LYON for redemption (unless the Company defaults in making the payment of the Redemption Price when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Redemption Price is paid).

                  Conversion Rights Upon Occurrence of Certain Corporate Transactions.

                  If the Corporation is a party to a consolidation, merger or binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property, any LYON may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction and, at the effective time of the transaction, the right to convert a LYON into shares of Common Stock shall be changed into a right to convert such LYON into the kind and amount of cash, securities or other property of the Company or another person which the Holder would have received if the Holder had converted such LYON immediately prior to the transaction. Notwithstanding anything to the contrary, no LYONs may be surrendered for conversion pursuant to this Section 404 by reason of the completion of a merger, consolidation or other transaction effected with one of the Company's Affiliates for the purpose of (i) changing the Company's jurisdiction of organization or
(ii) effecting a corporate reorganization, including, without limitation, the implementation of a holding company structure.

                  Conversion Procedures.

                  To convert a LYON, a Holder must (a) complete and manually sign the conversion notice or a facsimile of the Conversion Notice on the back of the LYON and deliver such notice to a Conversion Agent, (b) surrender the LYON to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Security Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." Within two Business Days following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, written notice of whether such LYONs shall be converted into Common Stock or paid in cash or a combination of cash and Common Stock, unless the Company shall have delivered to such Holder notice of redemption pursuant to Section 11.4 of the Indenture and the Conversion Date occurs before the Redemption Date set forth in such notice. If the Company shall have notified the Holder that all of such LYONs shall be converted into Common Stock, the Company shall deliver to the Holder through the Conversion Agent, as soon as practicable but in any event no later than the fifth Business Day following the Conversion Date, a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 406. Except as otherwise provided in this Article Four, if the Company shall have notified the Holder that all or a portion of such LYON shall be paid in cash, the Company shall deliver to the Holder surrendering such LYON the amount of cash payable with respect to such LYON no later than the tenth Business Day following such Conversion Date, together with a certificate for the number of full shares of Common Stock deliverable upon the conversion and cash in lieu of any fractional share determined pursuant to
Section 406 hereof. Except as otherwise provided in this Article Four, the Company may not change its election with respect to the consideration to be delivered upon conversion of a LYON once the Company has notified the Holder in accordance with this paragraph. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such LYONs may be surrendered for conversion in accordance with the Applicable Procedures of the Depositary as in effect from time to time. The Person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record on the Conversion Date; provided, however, that no surrender of a LYON on any date when the stock transfer books of the Company are closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Rate in effect on the date that such LYON shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a LYON, such Person shall no longer be a Holder of such LYON.

                  No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article. On conversion of a LYON, except as provided below in the case of certain LYONs or portions thereof called for redemption described in Section 304 hereof, that portion of accrued Original Issue Discount attritutable to the period from the Issue Date through the Conversion Date of such LYON shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the LYON being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, shall be treated as issued, to the extent thereof, first in exchange for accrued Original Issue Discount through the Conversion Date and the balance, if any, of such fair market value of such Common Stock (and any such cash payment), or cash in lieu thereof, shall be treated as issued in exchange for the Issue Price of the LYON being converted pursuant to the provisions hereof.

                  If a Holder converts more than one LYON at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate Principal Amount at Maturity of LYONs converted.

                  Upon surrender of LYON that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder a new LYON equal in Principal Amount at Maturity to the Principal Amount at Maturity of the unconverted portion of the LYON surrendered.

                  The Holders' rights to convert LYONs into Common Stock are subject to the Company's right to elect instead to pay each such Holder the amount of cash set forth in the next succeeding sentence (or an equivalent amount in a combination of cash and shares of Common Stock), in lieu of delivering such Common Stock; provided, however, that if an Event of Default (other than a default in a cash payment upon conversion of the LYONs) shall have occurred and be continuing, the Company shall deliver Common Stock in accordance with this Article, whether or not the Company has delivered a notice pursuant to
Section 11.4 of the Indenture or Section 405 hereof to the effect that the Debentures would be paid in cash or a combination of cash and Common Stock. The amount of cash to be paid pursuant to Section 405 hereof for each $1,000 of Principal Amount at Maturity of a LYON (or portion thereof) upon conversion shall be equal to the average Sale Price of the Common Stock for the five consecutive trading days immediately following (i) the date of the Company's notice of its election to deliver cash upon conversion, if the Company has not given a notice of redemption pursuant to Section 11.4 of the Indenture, or (ii) the Conversion Date, in the case of a conversion following such a notice of redemption specifying an intent to deliver cash upon conversion, in either case multiplied by the Conversion Rate (or appropriate fraction of such Conversion
Rate) in effect on such Conversion Date.

                  Fractional Shares.

                  The Company shall not issue a fractional share of Common Stock upon conversion of a LYON. Instead, the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share of Common Stock shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price on the Trading Day immediately prior to the Conversion Date, of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent.

                  Taxes on Conversion.

                  If a Holder converts a LYON, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

                  Company to Provide Common Stock.

                  The Company shall, prior to issuance of any LYONs under this Article, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all LYONs Outstanding into shares of Common Stock. All shares of Common Stock delivered upon conversion of the LYONs shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  The Company will endeavor promptly to comply with all federal and state securities laws regulating the registration of the offer and delivery of shares of Common Stock to a converting Holder upon conversion of LYONs, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock are then listed or quoted.

                  Adjustment of Conversion Rate.

                  The Conversion Rate shall be adjusted from time to time by the Company as follows:

                  In case the Company (i) pays a dividend on its Common Stock in shares of Common Stock, (ii) makes a distribution on its Common Stock in shares of Common Stock, (iii) subdivides its outstanding Common Stock into a greater number of shares, or (iv) combines its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any LYON thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such LYON been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

                  In case the Company issues rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 409) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the current market price per share (as determined in accordance with subsection (e) of this Section 409) of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

                  In case the Company distributes to all or substantially all holders of its Common Stock any shares of capital stock (other than dividends or distributions of Common Stock on Common Stock to which Section 409(a) applies) of the Company, evidences of indebtedness or other assets (including securities of any Person other than the Company, but excluding all-cash distributions or any rights or warrants referred to in Section 409(b)), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the current Conversion Rate by a fraction of which the numerator shall be the current market price per share (as determined in accordance with subsection (e) of this Section 409) of the Common Stock on the record date mentioned below, and of which the denominator shall be the current market price per share (as determined in accordance with subsection
(e) of this Section 409) of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                  In the event that the Company implements a shareholder rights plan, such rights plan shall provide, subject to customary exceptions and limitations, that upon conversion of the LYONs the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 409(c) or any other provision of this Section 409.

                  Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 409(c) or any other provision of this
Section 409(c) (and no adjustment to the Conversion Rate under this Section 409(c) or any other provision of this Section 409 will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 409(c), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

                  (1) In case the Company, by dividend or otherwise, at any time distributes (a "Triggering Distribution") to all or substantially all holders of its Common Stock all-cash distributions in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 409 has been made and (B) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 409 has been made, exceeds an amount equal to 7.5% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 409) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the Determination Date by a fraction of which the numerator shall be such current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 409) on the Determination Date, and the denominator shall be the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 409) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

                  (2) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock expires and such tender offer (as amended upon the expiration thereof) involves the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof ) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Rate adjustment pursuant to this Section 409 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Rate adjustment pursuant to this Section 409 has been made, exceeds an amount equal to 7.5% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 409) as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 409) on the Trading Day next succeeding the Expiration Date, and the denominator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 409) on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 409(d)(2) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 409(d)(2).

                  (3) For purposes of this Section 409(d), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

                  For the purpose of any computation under subsections (b), (c) and (d) of this Section 409 the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive Trading Days commencing five Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (d) of this Section 409 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) of this Section 409. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the New York Stock Exchange (the "NYSE") or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the last reported sales price of the Common Stock as quoted on Nasdaq (the term "Nasdaq" shall include, without limitation, the Nasdaq National Market) or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on Nasdaq or any comparable system or, if the Common Stock is not quoted on Nasdaq or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the current market price per share shall be the fair value of a share of Common Stock as determined by the Board of Directors (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

                  In any case in which this Section 409 requires that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 409, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section
412) issuing to the Holder of any LYON converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

                  Upon the election by the Company to make a distribution as described in paragraphs (b), (c) and (d) of this Section 409, which in the case of paragraph (d) has a per share value equal to more than 15% of the Sale Price of shares of Common Stock on the Trading Day preceding the declaration date for such distribution, the Company shall give notice to Holders of the LYONs not less than 20 days prior to the ex-dividend date for such distribution. Upon giving such notice, Holders may surrender the LYONs for conversion pursuant to this Article Four at any time until the close of business on the Business Day prior to the ex-dividend date or until the Company publicly announces that such distribution will not be given effect.

                  No Adjustment.

                  No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this Section 410 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be.

                  Except pursuant to Section 414, no adjustment in the Conversion Rate will be made by reason of the completion of a merger, consolidation or other transaction effected with one of the Company's Affiliates for the purpose of (1) changing the jurisdiction of organization of the Company or (2) effecting a corporate reorganization including, without limitation, the implementation of a holding company structure.

                  No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

                  To the extent that the LYONs become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest shall not accrue on the cash.

                  Adjustment for Tax Purposes.

                  The Company shall be entitled to make such adjustments in the Conversion Rate, in addition to those required by Section 409, as in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                  Notice of Adjustment.

                  Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers'

Certificate specifying the adjusted Conversion Rate, and briefly stating the facts requiring the adjustment and the manner of computing it.

                  Notice of Certain Transactions.

                  In the event that:

                  the Company takes any action which would require an adjustment in the Conversion Rate,

                  the Company takes any action that requires a supplemental indenture pursuant to Section 414, or there is a dissolution or liquidation of the Company,

                  the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least fifteen days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 413.

                  Effect of Reclassification, Consolidation, Merger _or Sale on Conversion Privilege.

                  If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the LYONs (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any cons party consolidating with another entity or merging with or into another entity other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, Outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the property and assets of the Company to any Person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each LYON then Outstanding shall have the right to convert such LYON into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such LYON immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the LYONs as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 414 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

                  In the event the Company shall execute a supplemental indenture pursuant to this Section 414, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the LYONs upon the conversion of their LYONs after any such reclassification, change, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

                  Trustee's Disclaimer.

                  The Trustee shall have no duty to determine when an adjustment under this Article should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 412. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of LYONs, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article.

                  The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 414, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 414.

                  Voluntary Increase.

                  The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the increase is irrevocable during the period.

                  __REDEMPTION OF LYONS AT THE OPTION OF THE COMPANY

                  General.

                  Beginning on October 24, 2008, the Company may redeem the LYONs at any time as a whole, or from time to time in part, pursuant to the terms and conditions under the caption "Redemption at the Option of the Holder" in the LYONs, at the redemption price specified therein (the "Redemption Price") and otherwise in accordance with Article 11 of the Indenture and Section 315 of this Second Supplemental Indenture.

                  __REPURCHASE OF LYONs AT OPTION OF THE HOLDER

                  General.

                  The Company shall be required to repurchase LYONs in accordance with this Article Six.

                  LYONs shall be purchased by the Company pursuant to the terms and conditions under the caption "Repurchase by the Company at the Option of the Holder" in the LYONs on any October 24 occurring in the years 2006, 2008, 2011 and 2016 (each, a "Repurchase Date"), at the repurchase price specified therein (each, a "Repurchase Price"), at the option of the Holder thereof, upon:

                  delivery to the Paying Agent, by the Holder of a written notice of purchase (a "Repurchase Notice") at any time from the opening of business on the date that is at least 20 Business Days prior to a Repurchase Date until the close of business on such Repurchase Date stating:

                  if Certificated Security has been issued, the certificate number of the LYON which the Holder will deliver to be repurchased or if not, such information as may be required under appropriate DTC Procedures, the portion of the Principal Amount at Maturity of the LYON which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof,

                  that such LYON shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified under the paragraph "Repurchase by the Company at the Option of the Holder" of the LYONs and in the Indenture, as supplemented by this Second Supplemental Indenture, in the event that the Company elects, pursuant to Section 602 hereof, to pay the Repurchase Price to be paid as of such Repurchase Date, in whole or in part, in Common Stock but such portion of the Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Repurchase Price in Common Stock is not satisfied prior to the close of business on such Repurchase Date, as set forth in Section 603 hereof, whether such Holder elects (i) to withdraw such Repurchase Notice as to some or all of the LYONs to which such Repurchase Notice relates (stating the Principal Amount at Maturity and certificate numbers of the LYONs as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire

Repurchase Price for all LYONs (or portions thereof) to which such Repurchase Price relates, and delivery of such LYONs to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Article only if the LYONs so delivered to the Paying Agent conform in all respects to the description thereof in the related Repurchase Notice.

                  If a Holder, in such Holder's Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of
Section 609 hereof, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 601(1), such Holder shall be deemed to have elected to receive cash in respect of the Repurchase Price for all LYONs subject to the Repurchase Notice in the circumstances set forth in such clause
(D).

                  The Company shall purchase from the Holder thereof, pursuant to this Article, a portion of a LYON if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a LYON also apply to the purchase of such portion of such LYON.

                  Any purchase by the Company contemplated pursuant to the provisions of this Article shall be consummated by the delivery of the consideration to be received by the Holder (if any) promptly following the later of the Repurchase Date and the time of delivery of the LYON.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this
Section 601 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 609.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

                  The Company may, at its option, specify additional dates on which Holders will have the right to require it to repurchase LYONs upon written notice to the Trustee and the Holders. Such notice shall specify the additional dates upon which the Company shall be required to repurchase the LYONs at the option of the Holders and shall be delivered to the Trustee and the Holders no less than 25 Business Days prior to the earliest repurchase date specified in such notice.

                  The Company's Right to Elect Manner of Payment of _Repurchase Price.

                  The Repurchase Price of LYONs in respect of which a Repurchase Notice pursuant to Section 601 hereof has been given, or a specified percentage thereof, will be paid by the Company, at the election of the Company, in cash or Common Stock or in any combination of cash and Common Stock, subject to the conditions set forth in Section 602 and 603 hereof. The Company shall designate, in the Company Notice delivered pursuant to Section 605 hereof, whether the Company will purchase the LYONs for cash or Common Stock, or, if a combination thereof, the percentages of the Repurchase Price of LYONs in respect of which it will pay in cash and Common Stock; provided, however, that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all LYONs subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose LYONs are purchased pursuant to this Article shall receive the same percentage of cash or Common Stock in payment of the Repurchase Price for such LYONs, except (i) as provided in Section 604 hereof with regard to the payment of cash in lieu of fractional Common Stock and (ii) in the event that the Company is unable to purchase the LYONs of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the LYONs of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 602 hereof or pursuant to Section 604 hereof in the event of a failure to satisfy, prior to the close of business on the Repurchase Date, any condition to the payment of the Repurchase Price, in whole or in part, in Common Stock.

                  At least three Business Days before the Company Notice Date (as defined in Section 603 of this Second Supplemental Indenture), the Company shall deliver an Officers' Certificate to the Trustee specifying:

                  (i)      the manner of payment selected by the Company,

                  (ii)     the information required by Section 605,

                  (iii) if the Company elects to pay the Repurchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 604 hereof have been or will be complied with, and

                  (iv) whether the Company desires the Trustee to give the Company Notice required by Section 605 hereof.

                  Purchase with Cash.

                  On each Repurchase Date, at the option of the Company, the Repurchase Price of LYONs in respect of which a Repurchase Notice pursuant to
Section 601 has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Repurchase Price of such LYONs. If the Company elects to purchase LYONs with cash, the Company Notice, as provided in Section 605, shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

                  Payment by Issuance of Common Stock.

                  On each Repurchase Date, at the option of the Company, the Repurchase Price of LYONs in respect of which a Repurchase Notice pursuant to
Section 601 has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Repurchase Price of such LYONs in cash by
(ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

                  The Company shall not issue a fractional share of Common Stock in payment of the Repurchase Price. Instead the Company shall pay cash for the current market value of the fractional share. The current market value of a fraction of a share of Common Stock shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one half cent being rounded upwards. It is understood that if a Holder elects to have more than one LYON repurchased, the number of shares of Common Stock shall be based on the aggregate amount of LYONs to be repurchased.

                  If the Company elects to purchase the LYONs by the issuance of Common Stock, the Company Notice, as provided in Section 605, shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

                  The Company's right to exercise its election to purchase the LYONs pursuant to this Article through the issuance of Common Stock shall be conditioned upon:

                  (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the LYONs with Common Stock as provided herein;

                  (ii) the listing of shares of Common Stock to be issued in respect of the payment of the Repurchase Price on the principal United States securities exchange on which the Common Stock is then listed;

                  (iii) the registration of the shares of Common Stock to be issued in respect of the payment of the Repurchase Price under the Securities Act or the Exchange Act, in each case, if required for the initial issuance thereof;

                  (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity in all material respects with this Second Supplemental Indenture and (B) the Common Stock to be issued by the Company in payment of the Repurchase Price in respect of LYONs has been duly authorized and, when issued and delivered pursuant to the terms of this Second Supplemental Indenture in payment of the Repurchase Price in respect of the LYONs, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officer's Certificate, stating that conditions (i), (ii) (iii) and (iv) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied.

                  Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of LYONs and the Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending three Business Days prior to the applicable Repurchase Date. The Company shall pay the Repurchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in The Wall Street Journal or another daily newspaper of national circulation or is otherwise readily publicly available. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Repurchase Date and the Company has elected to repurchase the LYONs pursuant to this Article through the issuance of Common Stock, the Company shall pay, without further notice, the entire Repurchase Price of the LYONs of such Holder or Holders in cash.

                  The "Market Price" means the average of the Sale Prices of the Common Stock for the five Trading Day period ending on the third Business Day (if the third Business Day prior to the applicable Repurchase Date is a Trading Day, or if not, then on the last Trading Day prior to the third Business Day), prior to the applicable Repurchase Date appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Repurchase Date, of any event described in Section 409; subject, however, to the conditions set forth in Sections 409(f) and 410.

                  The "Sale Price" of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated.

                  Notice of Election.

                  The Company's notice (the "Company Notice") of election to repurchase with cash or Common Stock or any combination thereof shall be sent to the Holders in the manner provided in Section 206 of the Indenture at the Company Notice Date. Such Company Notice shall state the manner of payment elected and shall contain the following information:

                  In the event the Company has elected to pay the Repurchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                  state that each Holder will receive Common Stock with a Market Price equal to such specified percentage of the Repurchase Price of the LYONs held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                  set forth the method of calculating the Market Price of the Common Stock; and

                  state that because the Market Price of Common Stock will be determined prior to the Repurchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Repurchase Date.

                  In any case, each Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

                  the Repurchase Price and the Conversion Rate;

                  the name and address of the Paying Agent and the Conversion Agent;

                  that LYONs as to which a Repurchase Notice has been given may be converted pursuant to Article Four hereof only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  that LYONs must be surrendered to the Paying Agent to collect payment of the Purchase Price;

                  that the Repurchase Price for any LYON as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such LYON as described in (D);

                  the procedures the Holder must follow to exercise repurchase rights under this Article and a brief description of those rights;

                  briefly, the conversion rights of the LYONs; and

                  the procedures for withdrawing a Repurchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
Section 601 or 609).

                  If any of the LYONs is in the form of a Global Security, then the Company shall modify the Company Notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

                  At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

                  Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of LYONs, the Company will publish such determination at the Company's Web site on the World Wide Web or through such other public medium as the Company may use at that time.

                  Common Stock Delivered Upon Purchase.

                  All Common Stock delivered upon purchase of the LYONs shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

                  Procedure upon Repurchase.

                  As soon as practicable after the Repurchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Repurchase Price and cash in lieu of any fractional shares of Common Stock. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Repurchase Date. Subject to Section 604, no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Repurchase Date.

                  Taxes.

                  If a Holder of a LYON is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name.

                  Effect of Repurchase Notice.

                  Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 605, the Holder of the LYON in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price with respect to such LYON. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or Common Stock by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such LYON (provided the conditions in Section 601 have been satisfied) and (y) the time of delivery of such LYON to the Paying Agent by the Holder thereof in the manner required by Section 601. LYONs in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article Four hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

                  A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the close of business on the applicable Repurchase Date specifying:

                  if Certificated Securities have been issued, the certificate number of the LYON in respect of which such notice of withdrawal is being submitted, or if not, such information as may be required under appropriate procedures of the Depositary;

                  the Principal Amount at Maturity of the LYON with respect to which such notice of withdrawal is being submitted; and

                  the Principal Amount at Maturity, if any, of such LYON which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

                  A written notice of withdrawal of a Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Repurchase Notice pursuant to the terms of
Section 601(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 601(l)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                  There shall be no purchase of any LYONs pursuant to this Article (other than through the issuance of Common Stock in payment of the Repurchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such LYONs, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such LYONs). The Paying Agent will promptly return to the respective Holders thereof any LYONs (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such LYONs) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

                  Deposit of Repurchase Price.

                  Prior to 11:00 a.m. (New York City time) on the Business Day following the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money (in immediately available funds if deposited on such Business Day) and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all of the LYONs or portions thereof which are to be purchased as of the Repurchase Date. The manner in which the deposit required by this Section 610 is made by the Company shall be at the option of the Company, provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Repurchase Date.

                  If a Paying Agent holds, in accordance with the terms hereof, money and/or Common Stock sufficient to pay the Repurchase Price of any LYON for which a Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately after Repurchase Date, such LYON will cease to be Outstanding, Original Issue Discount shall cease to accrue thereon, and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Repurchase Price as aforesaid).

                  Securities Repurchased in Part.

                  Any LYON which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such LYON, without service charge except for any taxes to be paid by the Holder in the event a LYON is registered under a new name, a new LYON, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the LYON so surrendered which is not purchased.

                  Compliance with Securities Laws Upon Purchase of _Securities.

                  In connection with any offer to purchase or purchase of LYONs under this Article (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e_4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e_4 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report), if required, under the Exchange Act, and (iii) otherwise comply with all applicable Federal and state securities laws so as to permit the rights and obligations under Article Six to be exercised in the time and in the manner specified in this Article.

                  Repayment to the Company.

                  The Trustee and the Paying Agent shall return to the Company any cash or Common Stock that remain unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Repurchase Price, provided, however, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 610 exceeds the aggregate Repurchase Price of the LYONs or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

                  Conversion Arrangement on Repurchase.

                  Any LYONs required to be repurchased under this Article, unless surrendered for conversion before the close of business on the Repurchase Date, may be deemed to be purchased from the Holders of such LYONs for an amount in cash not less than the Repurchase Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such LYONs from the Holders, to convert them into Common Stock of the Company and to make payment for such LYONs to the Trustee in trust for such Holders.

                  __PURCHASE OF LYONs AT OPTION OF_THE HOLDER UPON CHANGE IN CONTROL

                  Right to Require Repurchase.

                  If at any time on or before October 24, 2008, while LYONs remain Outstanding, a Change in Control occurs, LYONs shall be purchased by the Company in integral multiples of $1,000 Principal Amount at Maturity at the option of the Holders thereof as of the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 701. The purchase price of such LYONs (the "Change in Control Purchase Price") shall be equal to 100% of the Issue Price of the LYONs to be purchased plus accrued Original Issue Discount, to but excluding, the Change in Control Purchase Date.

                  A "Change in Control" shall be deemed to have occurred at such time after the date hereof as (a) any Person or any Persons acting together in a manner which would constitute a "group" for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, together with any Affiliates thereof (but in each case excluding Subsidiaries, any employee benefit plans of the Company or its Subsidiaries or any Permitted Holders), after the first issuance of LYONs files a Schedule TO or a Schedule

13D (or any successors to those forms) stating that it or they has or have become and actually is or are Beneficial Owners, directly or indirectly, of Capital Stock of the Company, entitling such Person or Persons and its or their Affiliates to exercise more than 50% of the total voting power of all classes of the Company's Capital Stock entitled to vote generally in the election of the Company's directors or (b) any of the Permitted Holders, after the first issuance of LYONs, file a Schedule TO or a Schedule 13D (or any successors to those forms) stating that they have become and actually are Beneficial Owners of the Company's Capital Stock representing more than 80%, in the aggregate, of the voting power entitled to vote generally in the election of the Company's directors or (c) the Company consolidates with or merges into any other Person (other than a Subsidiary), or any other Person (other than a Subsidiary) consolidates with or merges into the Company, or the Company sells, conveys, transfers or leases its properties and assets substantially as an entirety to any Person other than a Subsidiary, and, in the case of any such transaction the outstanding Common Stock is reclassified into, exchanged for or converted into the right to receive any other property or security, unless the stockholders of the Company immediately before such transaction, own, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction or the Person acquiring such properties and assets, entitled to vote generally on the election of such resulting or acquiring Person's directors, in substantially the same proportion as their ownership of the Common Stock immediately before such transaction, provided, however, that a Change in Control shall not be deemed to have occurred upon the completion of a merger, consolidation or other transaction effected with any Affiliates of the Company for the purpose of (x) changing the Company's jurisdiction of organization, or
(y) effecting a corporate reorganization of the Company, including, without limitation, the implementation of a holding company structure.

                  The term "Beneficial Owner" shall be determined in accordance with Rules 13d_3 and 13d_5 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor provision thereto, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

                  The term "Permitted Holder" shall mean each of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, children or lineal descendants of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, any trust established for the benefit of any Arison family member mentioned in this paragraph, or any "person" (as such term is used in Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, controlling, controlled by or under common control with any Arison family member mentioned in this paragraph or any trust established for the benefit of any such Arison family member or any charitable trust or non-profit entity established by a Permitted Holder.

                  Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and to each Holder. The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

                  (1) the date of such Change in Control and, briefly, the events causing such Change in Control;

                  (2) the date by which the Change in Control Purchase Notice pursuant to this Section 701 must be given;

                  (3) the Change in Control Purchase Date;

                  (4) the Change in Control Purchase Price that will be accrued and payable with respect to the LYONs as of the Change in Control Purchase Date;

                  (5) briefly, the conversion rights of the LYONs;

                  (6) the name and address of each Paying Agent and Conversion Agent;

                  (7) the Conversion Rate and any adjustments thereto;

                  (8) that LYONs as to which a Change in Control Purchase Notice has been given may be converted into Common Stock pursuant to Article Four only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (9) the procedures that the Holder must follow to exercise rights under this Section 701;

                  (10) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal; and

                  (11) that the Holder must satisfy the requirements set forth in the LYONs in order to convert the LYONs.

                  If any of the LYONs is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

                  A Holder may exercise its rights specified in subsection (a) of this Section 701 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the LYONs and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

                  The delivery of such LYON to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 701, a portion of a LYON if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a LYON pursuant to Sections 701 through 706 also apply to the purchase of such portion of such LYON.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 701 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the LYON to the Paying Agent in accordance with this Section 701.

                  Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or as to a portion thereof that is with respect to a Principal Amount at Maturity of LYONs of $1,000 or an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 702.

                  A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                  Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such LYONs may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

                  Effect of Change in Control Purchase Notice.

                  Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Section 701(c), the Holder of the LYON in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such LYON. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such LYON (provided the conditions in Section 701(c) have been satisfied) and (b) the time of delivery of such LYON to a Paying Agent by the Holder thereof in the manner required by Section 701(c). LYONs in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn as specified in the following paragraph.

                  A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change in Control Purchase Notice at any time prior to the close of business on the applicable Change in Control Purchase Date specifying:

                  (1) if a Certificated Security has been issued, the certificate number of the LYONs in respect of which such notice of withdrawal is being submitted, or if not, such information as required by the Depositary;

                  (2) the Principal Amount at Maturity, in integral multiples of $1,000, of the LYONs with respect to which such notice of withdrawal is being submitted; and

                  (3) the Principal Amount at Maturity, if any, of such LYONs which remain subject to the original Change in Control Purchase Notice and which has been or will be delivered for purchase by the Company.

                  There shall be no purchase of any LYONs pursuant to this
Article if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such LYONs, of the required Change in Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such LYONs). The Paying Agent will promptly return to the respective Holders thereof any LYONs
(x) with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such LYONs) in which case, upon such return, the Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                  Deposit of Change in Control Purchase Price.

                  On or before 11:00 a.m. New York City time on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase Price of all the LYONs or portions thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this Section 703 is made by the Company shall be at the option of the Company, provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

                  If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any LYON for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, such LYON will cease to be Outstanding, Original Issue Discount will cease to accrue, and the rights of the Holder in respect thereof shall terminate. The Company shall publicly announce the Principal Amount at Maturity of LYONs purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Purchase Date.

                  Securities Purchased In Part.

                  Any LYON that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Change in Control Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such LYON, without service charge (other than amounts to be paid in respect of applicable transfer taxes), a new LYON or LYONs, of such authorized denomination or denominations in integral multiples of $1,000 as may be requested by such Holder, in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the LYON so surrendered that is not purchased.

                  Compliance With Securities Laws Upon Purchase of _Securities.

                  In connection with any offer to purchase or purchase of LYONs under this Article (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e_4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e_4 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report), if required, under the Exchange Act, and (iii) otherwise comply with all applicable Federal and state securities laws so as to permit the rights and obligations under this Article to be exercised in the time and in the manner specified in this Article.

                  Repayment to the Company.

                  The Trustee and the Paying Agent shall return to the Company any cash or Common Stock that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Change in Control Purchase Price; provided, however, that to the exten Stock deposited by the Company pursuant to
Section 703 exceeds the aggregate Change in Control Purchase Price of the LYONs or portions thereof which the Company is obligated to purchase as of the Change in Control Purchase Date, then on the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

                  __MISCELLANEOUS PROVISIONS

                  Integral Part.

                  This Second Supplemental Indenture constitutes an integral part of the Indenture with respect to the LYONs only.

                  General Definitions.

                  For all purposes of this Second Supplemental Indenture:

                  capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

                  the terms "herein", "hereof", "hereunder" and other words of similar import refer to this Second Supplemental Indenture.

                  Adoption, Ratification and Confirmation.

                  The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Second Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

                  Counterparts.

                  This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

                  Governing Law.

                  THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

                  Conflict of Any Provision of Indenture with Trust Indenture Act of 1939.

                  If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, as amended, such Trust Indenture Act provision shall control.

                  Effect of Headings.

                  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  Severability of Provisions.

                  In case any provision in this Second Supplemental Indenture or in the LYONs shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Successors and Assigns.

                  All covenants and agreements in this Second Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

                  Benefit of Supplemental Indenture.

                  Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Conversion Agent and their successors hereunder, and the Holders of the LYONs, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.

                  Acceptance by Trustee.

                  The Trustee accepts the amendments to the Indenture effected by this Second Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Second Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Second Supplemental Indenture and the Trustee makes no representation with respect thereto.

                  Amendment to Indenture.

                  Section 3.3 of the Indenture is hereby amended with respect to all series of Securities issued under the Indenture by replacing the first and second sentences thereof with the following: "The Securities shall be signed on behalf of the Company by any one of the following: Its Chairman of the Board, its President, its Chief Executive Officer, any Senior Vice President, any Vice President or any Secretary. Such signature upon the Securities may be the manual or facsimile signature of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities."

                  Section 1.1 of the Indenture is hereby amended with respect to all series of Securities issued under the Indenture by replacing the paragraph below the heading "Company Request; Company Order" with the following: "The term "Company Request" or "Company Order" shall mean a written request or order signed in the name of the Company by its Chairman of the Board, its President, its Chief Executive Officer, any Senior Vice President, any Vice President or any Secretary, and delivered to the Trustee.

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested as of the day and year first written above.

                  CARNIVAL CORPORATION

                  By:



                  U.S. BANK TRUST NATIONAL ASSOCIATION

                  By:

                  ANNEX A

                  GLOBAL SECURITY

                  [FORM OF FACE OF SECURITY]

                  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]_

                  THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS

OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A ("RULE 144A")
THEREUNDER.

                  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") ON WHICH THIS SECURITY IS SALEABLE PURSUANT TO RULE 144(K) UNDER THE SECURITIES ACT ONLY (A) TO CARNIVAL CORPORATION (THE "COMPANY", OR THE "ISSUER") OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE._

                  THIS SECURITY IS SUBJECT TO LIMITATIONS ON OWNERSHIP CONTAINED IN THE INDENTURE, IN ORDER TO PERMIT THE COMPANY TO RETAIN ITS STATUS AS A PUBLICLY TRADED CORPORATION UNDER PROPOSED TREASURY REGULATIONS UNDER SECTION 883 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                  [FORM OF FACE OF SECURITY]

                  CARNIVAL CORPORATION

                  Liquid Yield Option"! Notes due 2021_(Zero Coupon _ Senior)

                  Issue Date: October 24, 2001 Principal Amount at Maturity:
$______________ CUSIP: ________________Registered: No. R_

                  Carnival Corporation, a corporation organized and existing under the laws of the Republic of Panama (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________________________ DOLLARS ($___________)
on October 24, 2021, [or such greater or lesser amount as is indicated in the Schedule of Exchanges of Securities on the other side of this LYON]._

                  This Security shall not bear interest. Original Issue Discount shall accrue as specified on the reverse side of this Security. This LYON is convertible as specified on the reverse side of this LYON.

                  Payment of any amounts in respect of this LYON will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                  Reference is hereby made to the further provisions of this LYON set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this LYON shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                  Dated:  October 24, 2001

                  CARNIVAL CORPORATION

                  By:                       Name:    _        Title:

                  TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                  U.S. Bank Trust National Association, as Trustee

                  _Authorized Signature

                  Date of Authentication:  October 24, 2001

                  [FORM OF REVERSE SIDE OF SECURITY]

                  CARNIVAL CORPORATION

                  Liquid Yield Option"! Notes due 2021_(Zero Coupon _  Senior)

                  This Security is one of a duly authorized issue of senior securities of the Company (herein called the _ Securities_ ), issued and to be issued in one or more series under an Indenture, dated as of April 25, 2001, as amended by the Second Supplemental Indenture thereto, dated as of October 24, 2001 (as so amended, herein called the "Indenture"), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (herein called the "LYONs"), limited in aggregate principal amount at Stated Maturity (the "Principal Amount at Maturity") to $1,051,175,000 created pursuant to the Indenture as supplemented by the Second Supplemental Indenture. Capitalized terms used and not otherwise defined in this LYON are used as defined in the Indenture.

                  The LYONs are general unsecured and unsubordinated obligations of the Company. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

                  Interest on Overdue Amounts

                  Except as provided in this paragraph, this LYON shall not bear interest. If the principal amount at Maturity hereof or any portion of such principal amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 5.2 of the Indenture, upon the date set for payment of the Redemption Price as described under "Optional Redemption", upon the date set for payment of the Change in Control Purchase Price pursuant to "Purchase of LYONs at Option of Holder Upon a Change in Control", upon the date set for payment of the Repurchase Price under "Repurchase by the Company at the Option of the Holder" or upon the Stated Maturity of this LYON), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 3.75% per annum (computed on a semi-annual bond equivalent basis based on a 360-day year of twelve 30-day months), which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount has been made or duly provided for. All such interest shall be payable as set forth in the Indenture.

                  Method of Payment

                  Payments in respect of the Accreted Principal Amount of the LYONs shall be made by the Company in immediately available funds.

                  Paying Agent, Conversion Agent and Security Registrar.

                  Initially, the Trustee shall act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company shall maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

                  Optional Redemption

                  No sinking fund is provided for the LYONs. At any time on or after October 24, 2008, the LYONs are redeemable at any time as a whole, or from time to time in part, at the option of the Company in accordance with the Indenture at a redemption price (the "Redemption Price") equal to the Issue Price of such LYONs plus any accrued Original Issue Discount to, but excluding, the Redemption Date.

                  If the Company redeems less than all of the outstanding LYONs, the Trustee will select the LYONs to be redeemed (i) by lot; (ii) pro rata; or
(iii) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's LYONs for partial redemption and the Holder converts a portion of the same LYONs, the converted portion shall be deemed to be from the portion selected for redemption.

                  Notice of Redemption

                  Notice of optional redemption by the Company will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of LYONs to be redeemed at its registered address. LYONs in denominations larger than $1,000 Principal Amount at Maturity may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price for such LYONs, all Original Issue Discount shall cease to accrue on such LYONs or portions thereof called for redemption in such notice.

                  Purchase of LYONs at Option of Holder Upon a Change in Control

                  At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall purchase all or any part specified by the Holder in such Holder's Change in Control Purchase Notice (so long as the principal amount at Stated Maturity of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the LYONs held by such Holder on the date that is 35 Business Days after the occurrence of a Change in Control, at a purchase price (the "Change in Control Purchase Price") equal to the Issue Price of the LYONs to be purchased plus Original Issue Discount accrued thereon to, but excluding, the Change in Control Purchase Date.

                  The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 Principal Amount at Maturity or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

                  If cash sufficient to pay the Change in Control Purchase Price of all LYONs or portions thereof to be purchased as of the Change in Control Purchase Date, is deposited with the Paying Agent on the Business Day following the Change in Control Purchase Date, all Original Issue Discount shall cease to accrue on such LYONs (or portions thereof) immediately after such Change in Control Purchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Change in Control Purchase Price upon surrender of such LYON).

                  Conversion

                  Subject to the provisions of the Indenture, the Holder of a LYON may convert the LYON into Common Stock on a Conversion Date in any fiscal quarter (and only during such fiscal quarter) if the closing sale price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is more than 110% of the Accreted Conversion Price per share of Common Stock on the last trading day of such preceding fiscal quarter87aq.

                  The "Accreted Conversion Price", as of any date of determination, shall equal (x) the sum of the Issue Price per $1,000 Principal Amount at Maturity of a LYON plus accrued Original Issue Discount thereon computed to, but not including, such date divided by (y) the Conversion Rate as of such date.

                  Subject to the provisions of the Indenture, a Holder may convert into Common Stock a LYON or portion of a LYON which has been called for redemption by the Company, even if the LYON , or any portion thereof is not subject to conversion by the Holder, but such LYONs may be surrendered for conversion until the close of business on the second Business Day immediately preceding the Redemption Date.

                  Subject to the provisions of the Indenture, in the event the Company is a party to a consolidation, merger or binding share exchange pursuant to which the

Common Stock would be converted into cash, securities or other property as set forth in Section 404 of the Second Supplemental Indenture, the LYONs may be surrendered for conversion at any time from and after the date which is 15 days prior to the date of the anticipated effective time of such transaction announced by the Company until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a LYON into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its LYON immediately prior to the transaction.

                  Subject to the provisions of the Indenture, upon the election by the Company to make a distribution as described in paragraphs (b), (c) and
(d) of Section 409 of the Indenture, which in the case of paragraph (d) of such Section has a per share value equal to more than 15% of the Sale Price of shares of Common Stock on the Trading Day preceding the declaration date for such distribution, the Company shall give notice to Holders of the LYONs not less than 20 days prior to the ex-dividend date for such distribution. Upon giving such notice, Holders may surrender the LYONs for conversion at any time until the close of business of the Business Day prior to the ex-dividend date or until the Company publicly announces that such distribution will not be given effect.

                  A LYON in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such LYON may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial Conversion Rate is 16.5964 shares of Common Stock per $1,000 Principal Amount at Maturity of LYONs, subject to adjustment upon the occurrence of certain events described in the Indenture.

                  A Holder's right to convert the LYONs into Common Stock of the Company is also subject to the Company's right to elect to pay such Holder the amount of cash set forth in the next succeeding sentence (or an equivalent amount in a combination of cash and shares of Common Stock), in lieu of delivering all or part of such Common Stock; provided, however, that if such payment of cash is not permitted pursuant to the provisions of the Indenture, the Company shall deliver Common Stock (and cash in lieu of fractional shares of Common Stock) in accordance with the Indenture, whether or not the Company has delivered a notice pursuant to the Indenture to the effect that the LYONs will be paid in cash. The amount of cash to be paid for each $1,000 Principal Amount at Maturity of a LYON shall be equal to the average Sale Price of a share of Common Stock of the Company for the five consecutive Trading Days immediately following (i) the date of the Company's notice of its election to deliver cash upon conversion, if the Company has not given a notice of redemption pursuant to the Indenture, or (ii) the Conversion Date, in the case of a conversion following such a notice of redemption specifying an intent to deliver cash or a combination of cash and Common Stock upon conversion, in either case multiplied by the Conversion Rate in effect on such Conversion Date. If the Company shall elect to make such payment wholly in shares of Common Stock, then such shares shall be delivered through the Conversion Agent to Holders surrendering LYONs as promptly as practicable but in any event no later than the fifth Business Day following the Conversion Date. If, however, the Company elects to make any portion of such payment in cash, then the payment, including any delivery of shares of Common Stock, shall be made to Holders surrendering LYONs no later than the tenth Business Day following the Conversion Date.

                  The Company may not pay cash in lieu of delivering all or part of such shares of Common Stock upon the conversion of any LYON pursuant to the terms of the Indenture (other than cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice specifying whether each Conversion shall be converted into shares of Common Stock or cash) and is continuing an Event of Default (other than a default in such payment on such LYONs).

                  A Holder may convert a portion of a LYON if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a LYON, except as otherwise provided in the Second Supplemental Indenture, accrued Original Issue Discount attributable to the period from the Issue Date through the Conversion Date with respect to the converted LYON shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash in lieu thereof, in exchange for the LYON being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or cash in lieu thereof, shall be treated as issued in exchange for the Issue Price of the LYON being converted pursuant to the provisions hereof.

                  No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Sale Price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

                  To convert a LYON, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the LYON to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, and (d) pay any transfer or similar tax, if required.

                  Repurchase by the Company at the Option of the Holder

                  Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the LYONs held by such Holder on the following Repurchase Dates and at the following Repurchase Prices per $1,000 Principal Amount at Maturity of such LYONs, upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is at least 20 Business Days prior to such Repurchase Date until the close of business on such Repurchase Date and upon delivery of the LYONs to the Paying Agent by the Holder as set forth in the Indenture.

                  Repurchase Date                         Repurchase Price
                  October 24, 2006                            $572.76

                  October 24, 2008                            $616.94

                  October 24, 2011                            $689.68

                  October 24, 2016                            $830.47

                  The Repurchase Price may be paid, at the option of the Company, in cash or by the issuance of Common Stock (as provided in the Indenture), or in any combination thereof.

                  Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Repurchase Date in accordance with the provisions of the Indenture.

                  If cash (and/or securities if permitted under the Indenture) sufficient to pay the Repurchase Price of all LYONs or portions thereof to be purchased as of the Repurchase Date, is deposited with the Paying Agent on the Business Day following the Repurchase Date, immediately after such Repurchase Date, such LYON shall cease to be Outstanding, Original Issue Discount shall cease to accrue thereon, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such LYON).

                  Conversion Arrangement on Call for Redemption

                  Any LYONs called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such LYONs at an amount not less than the Redemption Price by one or more investment bankers or other purchasers who may agree with the Company to purchase such LYONs from the Holders, to convert them into Common Stock of the Company and to make payment for such LYONs to the Paying Agent in trust for such Holders.

                  Transfer

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this LYON is registrable in the Security Register, upon surrender of this LYON for registration or transfer at the office or agency in a Place of Payment for the LYONs, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new LYONs, of any authorized denominations and for the same aggregate Principal Amount at Maturity, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

                  The LYONs are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this LYON, LYONs are exchangeable for a like aggregate Principal Amount at Maturity of LYONs of a different authorized denomination as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this LYON for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this LYON is registered as the owner hereof for all purposes, whether or not this LYON be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  Ownership Limitation on LYONs

                  In order to permit the Company to retain its status as a publicly traded corporation under the proposed Treasury regulations to Section 883 of the Internal Revenue Code of 1986, as amended (the "Code"), LYONs generally may not be transferred if the transfer would result in the ownership, including LYONs and other convertible securities of the Company on an as-converted basis, by one Person or a group of related Persons by virtue of the attribution provisions of the Code, of more than 4.9% of the outstanding Common Stock of the Company.

                  Amendment, Supplement and Waiver

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the LYONs under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in Principal Amount at Maturity of the LYONs at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in Principal Amount at Maturity of the LYONs at the time Outstanding, on behalf of the Holders of all LYONs, to waive compliance by the Company with certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this LYON shall be conclusive and binding upon such Holder and upon all future Holders of this LYON and of any LYON issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this LYON.

                  Successor Corporation

                  When a successor corporation assumes all the obligations of its predecessor under the LYONs and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

                  Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default in the payment of any Liquidated Damages and continuance of such default for a period of 30 days; (ii) default in payment of the Principal Amount at Maturity, Redemption Price, Repurchase Price or Change in Control Purchase Price, as the case may be, in respect of the LYONs when the same becomes due and payable;
(iii) failure by the Company to comply with other agreements in the Indenture for the benefit of the LYONs, subject to notice and lapse of time; (iv) default under any bond, debenture, note or other evidence of indebtedness for money borrowed of the Company or any Subsidiary having an aggregate outstanding principal amount in excess of $50,000,000 (excluding such indebtedness of any Subsidiary other than a Significant Subsidiary, all the indebtedness of which is nonrecourse to the Company or any other Subsidiary), which default shall be with respect to payment or shall have resulted in such indebtedness being accelerated, without such indebtedness being discharged or such acceleration having been rescinded or annulled, subject to notice and passage of time; and
(v) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default with respect to LYONs shall occur and be continuing, the Accreted Principal Amount through the acceleration date may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the Accreted Principal Amount on the LYONs Outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

                  Indenture

                  The Company issued the LYONs under an Indenture dated as of April 25, 2001, as supplemented and amended by a Second Supplemental Indenture dated as of October 24, 2001 (as amended, the "Indenture"), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Securities themselves and the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

                  No Recourse Against Others

                  No recourse shall be had for the payment of the principal of or the interest, if any, on this LYON, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  Authentication

                  This LYON shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this LYON.

                  Indenture to Control; Governing Law

                  In the case of any conflict between the provisions of this LYON and the Indenture, the provisions of the Indenture shall control.

                  THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

                  Abbreviations and Definitions

                  Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common),

                  CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

                  All terms defined in the Indenture and used in this LYON but not specifically defined herein are defined in the Indenture and are used herein as so defined.

                  CONVERSION NOTICE

                  To convert this LYON into Common Stock of the Company, check the box: (

                  To convert only part of this LYON, state the Principal Amount at Maturity to be converted (must be $1,000 or a multiple of $1,000):
$__________.

                  If you want the stock certificate made out in another person's name, fill in the form below:

                  _ (Insert other person's soc. sec. or tax I.D. no.)

                  _ (Print or type other person's name, address and zip code)

                  Your Signature:___________________________________   Date:

                  (Sign exactly as your name appears on the other side of this LYON)

                  Signature guaranteed by:_

                  By:

                  OPTION OF HOLDER TO ELECT PURCHASE ON CHANGE IN_CONTROL

                  If you want to elect to have this LYON purchased, in whole or in part, by the Company pursuant to Section 701 of the Indenture, check the following box: (

                  If you want to have only part of this LYON purchased by the Company pursuant to Section 701 of the Indenture, state the Principal Amount at Maturity you want to be purchased (must be $1,000 or a multiple of $1,000):
$___________.

                  Signature guaranteed by:_

                  By:

                  SCHEDULE OF EXCHANGES OF SECURITIES_

                  The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:

                  Date of Transaction_Amount of Decrease in_Principal Amount at Maturity of this_Global Security_Amount of Increase in_Principal Amount at Maturity of the_Global
Security__________________________________________________________

                  Exhibit B-1

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR_REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES_

                  Re: Liquid Yield Option Notes"! due 2021 (the _ LYONs_ ) of Carnival Corporation

                  This certificate relates to $___________ Principal Amount at Maturity of Securities owned in (check applicable box)

                  (        book-entry or

                  (        definitive form
                  by _______________________________________ (the "Transferor").

                  The Transferor has requested a Security Registrar or the Trustee to exchange or register the transfer of such LYONs.

                  In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the LYONs as provided in Section 202 of the Second Supplemental Indenture dated as of October 24, 2001 (the "Indenture"), between Carnival Corporation and US Bank Trust National Association, as trustee.

                  In connection with any transfer of any of the LYONs evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of the Securities and the last date, if any, on which such LYONs were owned by the Company or any Affiliate of the Company, the undersigned confirms that such LYONs are being transferred in accordance with its terms:

                  CHECK ONE BOX BELOW

                  (1) _(_to the Company or a subsidiary of the Company; or__(2) _(_pursuant to an effective registration statement under the Securities Act of 1933; or__(3) _(_to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or__(4)_(_to an institutional accredited investor, defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or__(5)_(_pursuant to another available exemption from registration under the Securities Act of 1933.__Unless one of the boxes is checked, the Trustee will refuse to register any of the LYONs evidenced by this certificate in the name of any person other than the registered holder thereof, provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the LYONs, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the LYONs Act of 1933, such as the exemption provided by Rule 144 under such Act.

                  _Signature

                  Signature Guarantee:

                  _Signature must be guaranteed               Signature

                  TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

                  The undersigned represents and warrants that it is purchasing this LYON for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  Dated:    _                      NOTICE:  To be executed by an
executive officer

                  EXHIBIT B-2

                  Form of Letter to be Delivered by Accredited Investors

                  Carnival Corporation_3655 N.W. 87th Avenue,_Miami, Florida 33178-2428 _Attention: Corporate Secretary

                  US Bank Trust National Association, as Security Registrar_100 Wall Street, 16th floor_New York, NY 10005_Attention: Corporate Trust Administration

                  __Dear Sirs:

                  We are delivering this letter in connection with the proposed transfer of $_____________ Principal Amount at Maturity of the Liquid Yield Option "! Notes due 2021 (the _ LYONs_ ) of Carnival Corporation (the _ Company_ ), which are convertible into shares of Common Stock of the Company.

                  We hereby confirm that:

                  (i) we are an _ accredited investor_ within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor");

                  (ii) the purchase of LYONs by us is for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Debentures as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

                  (iii) we will acquire LYONs having a minimum aggregate Principal Amount at Maturity of not less than $100,000 for our own account or for any separate account for which we are acting;

                  (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing LYONs; and

                  (v) we are not acquiring LYONs with a view to distribution thereof or with any present intention of offering or selling LYONs or the Common Stock deliverable upon conversion thereof, except as permitted below; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

                  We understand that the LYONs were originally offered and sold in a transaction not ed States within the meaning of the Securities Act and that the LYONs and the shares of Common Stock (the "Securities") issuable upon conversion thereof have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any LYONs, that if in the future we decide to resell or otherwise transfer such LYONs prior to the date on which the LYONs are transferable pursuant to Rule 144(k) under the Securities Act, such LYONs may be resold or otherwise transferred only (i) to the Company or any subsidiary thereof, or (ii) for as long as the Debentures are eligible for resale pursuant to Rule 144A, to a person we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of such a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A, or (iii) to an Institutional Accredited Investor that is acquiring the LYONs for its own account, or for the account of such an Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (iv) pursuant to another available exemption from registration under the Securities Act (if applicable), or (v) pursuant to a registration statement which has been declared effective under the Securities Act and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Securities. We further agree to provide any person purchasing any of the LYONs other than pursuant to clause (v) above from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that the trustee or the transfer agent, as the case may be, for the Securities will not be required to accept for registration of transfer any LYONs pursuant to (iii) or (iv) above except upon presentation of evidence satisfactory to the Company and the trustee that the foregoing restrictions on transfer have been complied with. We further understand that any LYONs will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph other than certificates representing LYONs transferred pursuant to clause (v) above.

                  We acknowledge that the Company, others, the Trustee, the Security Registrar and you will rely upon our confirmations, acknowledgments and agreements set

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forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                  _(Name of Purchaser)

                  By:                          _ Name:  _ Title:_
Address:

                  TM Trademark of Merrill Lynch & Co., Inc.

                  _ These paragraphs should be included only if the Security is a Global Security.

                  _ [These paragraphs to be included only if the Security is a Transfer Restricted Security.]

                  _ [To be included only if the Security is a Global Security.]

                  _ The Signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program
(SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                  _ The Signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program
(SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                  _ This schedule should be included only if the Security is a Global Security.

                  _ This certificate should only be included if this Security is a Transfer Restricted Security.